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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Soliciting Material Pursuant to §240.14a-12

Clean Harbors, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April     , 2010

Corporate Headquarters
42 Longwater Drive
Norwell, Massachusetts 02061
Tel. 781-792-5000

To Our Fellow Shareholders:

        On behalf of the Board of Directors, it is my pleasure to invite you to attend the 2010 annual meeting of shareholders, to be held at 10:00 a.m., local time, on Monday, May 10, 2010 at the Company's headquarters, 42 Longwater Drive, Norwell, Massachusetts.

        Information about the annual meeting is presented on the following pages. In addition to the formal items of business, the meeting will include a report by members of management on Company operations. You will have an opportunity to ask questions of our management team if you attend the meeting in person.

        Your vote is important. You can be sure your shares are represented at the meeting by completing, signing, and returning your proxy form in the enclosed envelope, even if you plan to attend the meeting. Sending in your proxy will not prevent you from voting in person at the meeting should you wish to do so.

        Please note that the New York Stock Exchange rules have changed. Your broker will not be able to vote your shares on the election of directors at the annual meeting if you have not given your broker specific instructions on how to vote. Please be sure to give specific voting instructions to your broker so that your vote can be counted on the election.

        Thank you for your continued support of Clean Harbors. We look forward to seeing those shareholders who are able to attend the Annual Meeting on May 10.

                      Sincerely,

                      Alan S. McKim
                      Chairman of the Board

CLEAN HARBORS, INC.
42 Longwater Drive
Norwell, Massachusetts 02061

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

        Notice is hereby given that the 2010 annual meeting of shareholders of Clean Harbors, Inc. (the "Company"), will be held at 10:00 a.m., local time, on Monday, May 10, 2010 at the Company's headquarters, 42 Longwater Drive, Norwell, Massachusetts, for the following purposes:

  1.
  To elect three (3) Class III members of the Board of Directors of the Company to serve until the 2013 annual meeting of shareholders and until their respective successors are duly elected;

  2.
  To consider and act upon a proposal to amend the Company's Articles of Organization (as amended and restated to date) primarily to increase the number of the Company's authorized shares of common stock, $.01 par value, from 40,000,000 to 100,000,000;

  3.
  To consider and act upon a proposal to approve the Company's 2010 Stock Incentive Plan;

  4.
  To ratify the selection by the Audit Committee of the Company's Board of Directors of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the current fiscal year; and

  5.
  To consider and act upon such other business as may properly come before the meeting and any adjournment thereof.

        Shareholders of record at the close of business on March 30, 2010 will be entitled to notice and to vote at the meeting.

        You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting in person, please date, sign and mail your proxy in the enclosed envelope to ensure that your shares will be represented at the meeting.

                      By order of the Board of Directors

                      C. Michael Malm, Secretary

April     , 2010
Norwell, Massachusetts

        YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

        IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 10, 2010: The Notice of Annual Meeting, Proxy Statement, Proxy Card, 2009 Annual Report to Shareholders, and 2009 Annual Report on Form 10-K, are available on our website at www.cleanharbors.com/annualmeeting.

CLEAN HARBORS, INC.
42 Longwater Drive
Norwell, MA 02061

PROXY STATEMENT

        This proxy statement and the accompanying notice of annual meeting of shareholders are being furnished to the holders of common stock, $0.01 par value ("Common Stock"), of Clean Harbors, Inc., a Massachusetts corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors for use at the 2010 annual meeting of shareholders and any adjournment thereof. The annual meeting will be held at the Company's headquarters, 42 Longwater Drive, Norwell, Massachusetts, on May 10, 2010, commencing at 10:00 a.m., local time.

PROXY SOLICITATION

        Proxies in the accompanying form properly executed and received prior to the meeting and not revoked will be voted as specified or, if no instructions are given, will be voted in favor of the proposals described below in this proxy statement. Any shareholder of record on the record date for the meeting giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company written notice thereof (mailed to the attention of the Secretary, Clean Harbors, Inc., 42 Longwater Drive, Norwell, MA 02061); (ii) filing a later dated proxy (using a proxy card); or (iii) appearing at the annual meeting and giving the Secretary notice of his or her intention to vote in person. The cost of this solicitation shall be borne by the Company. Solicitations of proxies by telephone or in person may be made by the Company's directors, officers or other employees, but any such solicitation will be carried on during working hours and for no additional cost, other than the time expended and telephone charges in making such solicitation. This proxy statement and the accompanying proxy form are first being mailed to shareholders beginning on or about April     , 2010.

INFORMATION AS TO VOTING SECURITIES

        On March 30, 2010, the record date for the Annual Meeting, there were [26,249,155] issued and outstanding shares of Common Stock. The presence in person or by proxy of a majority of shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Each share is entitled to one vote. Only shareholders of record at the close of business on the record date will be entitled to vote at the meeting. Votes cast by proxy or in person at the meeting will be counted by persons appointed by the Company to act as election inspectors for the meeting.

        At the annual meeting, the shareholders will vote upon proposals to (i) elect three Class III directors, (ii) amend the Company's Articles of Organization primarily to increase the number of authorized shares of Common Stock from 40,000,000 to 100,000,000, (iii) approve the Company's 2010 Stock Incentive Plan, and (iv) ratify the selection by the Audit Committee of the Company's Board of Directors of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the current fiscal year. Election of each of the Class III directors will require the affirmative vote of the holders of a plurality of the total shares of Common Stock cast at the meeting. Votes withheld from any nominee for election as a director will have the effect of "against" votes. Approval of the proposed amendment of the Company's Articles of Organization will require the affirmative vote of a majority of the total outstanding shares of Common Stock. Approval of the Company's 2010 Equity Incentive Plan and ratification of the selection by the Audit Committee of the Company's Board of Directors of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the current fiscal year will each require the affirmative vote of the holders of a majority of the shares of Common Stock cast at the meeting. Abstentions on such election and each of the other proposals approvals, and any broker "non-votes," will be counted as present or represented for purposes of determining the presence of a quorum for the meeting, but will not be taken into account in the voting except that, for purposes of the vote on the

Company's 2010 Equity Incentive Plan, any abstensions will be treated as votes cast against approval of such proposal.

        Broker "non-votes" occur when a broker holding shares in "street name" votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner of such shares. Usually, this would occur when brokers holding stock in "street name" have not received any instructions from clients, in which case the brokers (as holders of record) are generally permitted by the rules of the New York Stock Exchange to vote only on "discretionary" matters. Under a recent amendment to such rules, the uncontested election of directors is no longer a "discretionary" matter, and therefore brokers will not be permitted to vote shares for which they have not received voting instructions in favor of the proposed election of the Class III directors. Furthermore, approval of an equity incentive plan is not a "discretionary" matter, and brokers will therefore not be permitted to vote shares for which they have not received voting instructions in favor of the proposed approval of the 2010 Stock Incentive Plan. However, under such rules, (i) the proposed amendment of the Company's Articles of Organization (the primary purpose of which is to increase the number of authorized shares of the Company's Common Stock from 40,0000,0000 to 100,000,000) and (ii) the proposed ratification of the selection by the Audit Committee of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the current fiscal year, are "discretionary" matters, and brokers will therefore be generally able to vote shares held in "street name" on such matters without receiving instructions from the beneficial holders of such shares.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The table below describes the "beneficial ownership" of the Company's Common Stock as of March 1, 2010, by (i) each of the Company's directors, principal executive officer, principal financial officer and the three other current executive officers who were the most highly compensated during the most recently completed fiscal year, and (ii) all of the Company's current directors and executive officers as a group. The Securities and Exchange Commission's Rule 13d-3 under the Securities Exchange Act of 1934 defines "beneficial ownership" to mean the right to vote or exercise investment power, or to share in the right to vote or exercise investment power, with respect to the specified securities, whether or not the specified person has any economic interest in the specified securities. Each named owner has sole voting and investment power with respect to the specified shares.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Alan S. McKim	2,720,591	10.4%
Eugene Banucci	8,733	*
John P. DeVillars	13,200	*
John F. Kaslow	8,400	*
Rod Marlin	109,001	*
Daniel J. McCarthy	18,700	*
John T. Preston	11,200	*
Andrea Robertson	10,200	*
Thomas J. Shields	17,700	*
Lorne R. Waxlax	95,100	*
Eric W. Gerstenberg	7,997	*
David M. Parry	17,575	*
James M. Rutledge	22,661	*
Brian P. Weber	14,504	*
All current directors and executive officers as a group (25 persons)	3,295,187	12.5%

*
Less than 1%

(1)
Beneficial ownership has been determined in accordance with Securities and Exchange Commission regulations and includes in the numerator and denominator used for the calculation of certain of the percents of total outstanding, as appropriate, the following number of shares of the Company's Common Stock which may be acquired under stock options which are exercisable within 60 days of March 1, 2010: Mr. McKim (0 shares), Dr. Banucci (4,000 shares), Mr. DeVillars (6,000 shares), Mr. Kaslow (5,400 shares), Mr. Marlin (0 shares), Dr. McCarthy (6,000 shares), Mr. Preston (6,000 shares), Ms. Robertson (6,000 shares), Mr. Shields (10,000 shares), Mr. Waxlax (0 shares), Mr. Gerstenberg (0 shares), Mr. Parry (8,500 shares), Mr. Weber (6,000 shares), and all current directors and executive officers as a group (96,900 shares).

        The following table shows each person or entity which, to the Company's knowledge, as of March 1, 2010, "beneficially owned" (as that term is defined above) 5% or more of the total of 26,249,155 shares of Common Stock then outstanding. Except as otherwise indicated below, the Company understands that the named person or entity has sole voting and investment power with respect to the specified shares.

Name and Address	Number of Shares		Percent
Alan S. McKim	2,720,591		10.4%
Clean Harbors, Inc.
42 Longwater Drive
Norwell, MA 02061
Blackrock, Inc.	1,970,774	(1)	7.5%
40 East 52nd Street
New York, NY 10022
FMR Corp.	1,918,790	(2)	7.3%
82 Devonshire Street
Boston, MA 02109
Snyder Capital Management, L.P.	1,358,670	(3)	5.2%
One Market Plaza
Stewart Tower, Suite 1200
San Francisco, CA 94105

(1)
Based upon the Schedule 13G dated as of December 31, 2009 filed with the SEC, Blackrock, Inc. is deemed to have beneficial ownership of 1,970,774 shares of Common Stock.

(2)
Based upon the Schedule 13G dated February 12, 2009 filed with the SEC, FMR Corp. is deemed to have beneficial ownership of 1,918,790 shares of Common Stock, with respect to which Fidelity Management & Research Company (which is a wholly-owned subsidiary of FMR Corp.), Edward C. Johnson 3rd and members of his family (who are the predominant owners of FMR Corp.) hold sole power to vote as to 151,765 shares and sole investment power as to 1,918,790 shares.

(3)
Based upon the Schedule 13G dated as of December 31, 2009 filed with the SEC, Snyder Capital Management, L.P. and Snyder Capital Management, Inc. are deemed to have beneficial ownership of 1,358,670 shares of Common Stock, of which such entities hold shared power to vote as to 1,183,575 shares and share investment power as to 1,358,670 shares.

 ELECTION OF DIRECTORS
(ITEM 1 ON PROXY FORM)

        The Board of Directors is the ultimate decision making body of the Company except with respect to those matters reserved by law or the By-Laws of the Company to the shareholders. The Board is responsible for selection of the Chief Executive Officer and for advising the Chief Executive Officer with respect to the selection of a management team, providing oversight responsibility and direction to management and evaluating the performance of management on behalf of the shareholders. As more fully described below, the Board has determined that, except for Alan S. McKim, the Company's Chief Executive Officer, and Rod Marlin, a consultant to the Company, all of the current members of the Board are "independent" directors as defined by the rules of the New York Stock Exchange.

        During 2009, the Board held six meetings, of which two were held by conference call or unanimous written consent. All directors attended at least 75% of each of the meetings of the Board and the committees on which they served. All members of the Board also attended the 2009 annual meeting of shareholders.

        The Board of Directors of the Company is currently composed of ten directors classified into three classes. There are now three Class I directors, four Class II directors, and three Class III directors. One class of directors is elected each year for a term of three years. The term of the current Class III directors, John DeVillars, Daniel McCarthy and Andrea Robertson, will expire at the 2010 annual meeting. The Board of Directors has nominated Messrs. DeVillars and McCarthy and Ms. Robertson to stand for re-election as Class III directors.

Director Nomination Process and Diversity

        As more fully described below under "Corporate Governance – Board Committees," the Board's Corporate Governance Committee, which is composed solely of independent directors, is responsible for selecting nominees to recommend to the full Board for election as directors. In that capacity, the Corporate Governance Committee and the full Board determine on an annual basis the appropriate characteristics, skills and experience for the Board as a whole and for its individual members. In evaluating the suitability of individual Board members, the Committee and the full Board do not have any formal policy with regard to racial or gender diversity. In evaluating the suitability of individual Board members, the Committee and the full Board take into account many factors in addition to high personal and professional ethics, integrity and values, including particular industry or geographic experience, understanding of the business of the Company, particular disciplines such as finance, marketing, sales and management, and personal, educational and professional background. The Committee and the full Board evaluate each individual in the context of the Board as a whole, with the objective of recommending nominees for election as director who can best perpetuate the success of the business and represent shareholder interests through the exercise of sound judgment, using the diversity of experience of the various directors. In choosing individuals to recommend for nomination to the Board, the Corporate Governance Committee seeks individuals with particular skills that the Board may currently lack, or knowledge and experience that the Board is likely to need in the future. In determining whether to recommend a director for re-election, the Committee and the full Board also consider the director's past attendance at meetings and contributions to the activities of the Board.

        In the past, nominees for the Board have been submitted to the Corporate Governance Committee by members of the Board. However, the Committee will also consider shareholder recommendations for Board candidates. For the 2011 annual meeting of shareholders, names of potential Board candidates should be received no later than January 15, 2011. The Committee will use the same evaluation method described above in assessing any candidates recommended by shareholders. The name of any recommended candidate for director, together with a brief biography, a document indicating the candidate's willingness to serve, and evidence of the nominating person's ownership of Company stock, should be sent to the Chairman, Corporate Governance Committee, in the manner described below under "Corporate Governance – Communications to the Independent Directors."

Current Directors and Nominees

        The following paragraphs provide information as of the date of this proxy statement about each of the directors who are either standing for re-election at the meeting as Class III directors or are not now standing for re-election but rather will continue to serve in accordance with their current terms as Class I or Class II directors. This includes information each director has provided about his or her age, positions he or she now holds, his or her principal occupation and business experience for the past five years, the names of other publicly-held companies of which he or she currently serves as a director or has served as a director during the past five years, and any material legal proceedings which might be relevant to service as a director in which he or she has been involved during the past ten years. In addition to the information presented below regarding each director's specific experience, qualifications, attributes and skills that led the Corporate Governance Committee and full Board of Directors to the conclusion that he or she should serve as a director, the Committee and full Board also believe that all of the directors have high personal and professional ethics, integrity and values and that each of them has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the Company and the Board. Finally, the Committee and full Board value their significant experience on other company boards of directors and board committees.

  Directors Standing for Re-election at the Meeting

        This year there are three nominees standing for re-election as Class III directors: John P. DeVillars, Daniel J. McCarthy, and Andrea Robertson.

        John P. DeVillars, age 60, is the Managing Partner of BlueWave Capital, LLC, a privately-owned renewable energy and brownfields development company. Mr. DeVillars is currently a director of Converted Organics, Inc., a public company, and Earth Friendly Holdings, Inc., a private company. From 2000 to 2003, Mr. DeVillars served as Executive Vice President of Brownfields Recovery Corporation, a private company engaged in remediating, financing, and redeveloping environmentally impacted properties. From 1994 through 2000, Mr. DeVillars served as the New England Administrator for the U.S. Environmental Protection Agency. From 1991 to 1994, he was a Director of Environmental Advisory Services with Coopers & Lybrand, and from 1988 to 1991, he served as Secretary of Environmental Affairs for the Commonwealth of Massachusetts and Chairman of the Board of the Massachusetts Water Resources Authority. Mr. DeVillars holds an MPA from Harvard University and a BA from the University of Pennsylvania and is a Visiting Lecturer in Environmental Policy at the Massachusetts Institute of Technology. He has served as a director of the Company since 2001 and serves on the Board's Compensation Committee. In addition to Mr. DeVillars' considerable knowledge of the environmental services industry and regulations, he brings to the Board unique knowledge of the highly regulated environmental services industry from a governmental perspective.

        Daniel J. McCarthy, age 77, has been a Professor of Strategic Management at Northeastern University since 1972, prior to which he was President of Computer Environments Corporation, a public company. In the past, he served on five boards, most recently at Tufts Associated Health Maintenance Organization as a member of its Audit Committee and as Chairman of its Investment Committee. Dr. McCarthy also served as director and member of the Audit and Compensation Committees of MANAGEDCOMP, Inc., a private company. Dr. McCarthy holds a BA and an MBA from Dartmouth College and a DBA from Harvard Business School. Dr. McCarthy is the longest serving non-employee member of the Company's Board. He is personally familiar with all senior management of the Company and communicates well with that group. He has served as Chairman of the Board's Compensation Committee since 1987 and as a member of the Corporate Governance Committee since 1995. He was elected by the Board as Lead Director in 2005, an independent director who presides in executive sessions of the Board and serves as the shareholder contact person for the Board. Dr. McCarthy's long tenure of service on the Board gives him a unique perspective of the Company and a considerable knowledge of the environmental services industry.

        Andrea Robertson, age 52, is the Group Executive, Corporate Treasurer of MasterCard Worldwide. From 1996 to 2003, she held financial management positions with RR Donnelley & Sons Company, and from 1984 to 1996 with International Business Machines Corporation. She is a member of the Board of Trustees of Merrimack College. From 1979 to 1982, she was an auditor with Coopers & Lybrand. She holds a BS in Accounting from Merrimack College and an MBA in Finance/Management Information Systems from the University of Chicago. She is a certified public accountant and has served as a director of the Company since June 2004. Ms. Robertson brings to the Board considerable knowledge and experience in finance from her training as an accountant and her work in financial management positions. She qualifies as an "audit committee financial expert" under Regulation S-K of the Securities Exchange Act and serves on the Board's Audit Committee.

  Continuing Directors Not Standing for Re-election at the Meeting

        Alan S. McKim, age 55, founded the Company in 1980 and has served as Chairman of the Board of Directors, President and Chief Executive Officer since its founding. He serves as a director of most of the Company's subsidiaries. Mr. McKim holds an MBA from Northeastern University. His current term as a Class II director expires in 2012. Mr. McKim is recognized as an industry leader, with over 30 years experience in the environmental services business, and is the largest shareholder of the Company.

        Eugene Banucci, age 66, is the Chairman and Founder of ATMI, Inc., a public company that is a supplier of specialty materials to the worldwide semiconductor industry. Dr. Banucci served as Chief Executive Officer of ATMI, Inc. from its founding in 1986 until the beginning of 2005. From 2005 until February 2010, he served as a director of Zygo Corporation, a public company. Dr. Banucci holds a BA from Beloit College and a Ph.D. in chemistry from Wayne State University. Dr. Banucci joined the Board in 2008 and is a member of the Board's Audit and Compensation Committees. His current term as a Class 1 director expires in 2011. Dr. Banucci brings to the Board considerable experience and skills in growing and managing companies.

        John F. Kaslow, age 77, is the retired Executive Vice President and Chief Operating Officer of New England Electric System ("NEES"), an electric power company now owned by National Grid. He also served as President of the NEES subsidiary, New England Power Company, and was a director of both companies. Following his retirement from NEES, he served as an Executive Advisor to the Electric Power Research Institute from 1990 until 1998 and continues to serve as an electric power industry consultant. Mr. Kaslow also served as a director and chairman of the board of the Doble Engineering Company, a private company, and as a director of the New England Council and Merrimack College. He holds a BS from the University of Massachusetts – Lowell, and is a graduate of the Advanced Management Program of the Harvard Business School. He served as a director of the Company from 1991 to 2005 and returned to its Board in February of 2007. His current term as a Class I director expires in 2011. Mr. Kaslow has served for 17 years on the Board's Audit Committee and 14 years on the Board's Corporate Governance Committee. He brings to the Board considerable experience and knowledge of the electric power industry that accounts for a significant portion of the Company's business.

        Rod Marlin, age 62, is a consultant to the Company who was the President and Chief Executive Officer of Eveready Inc., a public company listed on the Toronto Stock Exchange headquartered in Edmonton, Alberta, and its predecessors from 2002 until the Company's acquisition of Eveready on July 31, 2009. Mr. Marlin was also a director or trustee of Eveready and its predecessors since 1999, a general manager of Eveready and its predecessors from 1999 to 2002, and actively involved with Eveready and its predecessors since 1995. Prior thereto, from 1967 until its sale in 1993, Mr. Marlin was the founder and President of Marlin Travel Group, a private company. Mr. Marlin became a director of the

Company upon the closing of the Company's acquisition of Eveready on July 31, 2009. His current term as a Class II director expires in 2012. He currently serves as a director and member of the audit committee of Temple Real Estate Investment Trust and as a director of EIS Capital Trust, each of which is a public company listed in Canada on the TSX Venture Exchange. Approximately 27% of Clean Harbors' total revenues during 2009 was derived from customers in Canada, and such percentage will likely be higher in 2010 because of the full year of operations by the Company's Canadian subsidiaries acquired as part of the Eveready acquisition. Mr. Marlin brings to the Board extensive knowledge of Canadian culture and business practices, in addition to his skills in acquiring, developing, managing and selling various Canadian businesses.

        John T. Preston, age 60, is the Managing Partner of C Change Investments ("C Change"), a privately-held equity investment company, and President and Chief Executive Officer of Continuum Energy Technologies LLC, a private company that co-founded C Change. Mr. Preston was previously a director of Alseres Pharmaceuticals, Inc., and EZEM, Inc., each a public company, and is currently a director of numerous private companies. From 1992 through 1995, he served as Director of Technology Development at the Massachusetts Institute of Technology ("MIT"). From 1986 to 1992 he was Director of the MIT Technology Licensing Office where he was responsible for the commercialization of intellectual property developed at MIT. Some of Mr. Preston's prior appointments include director or advisory positions for the Governor of Massachusetts, the U.S. Department of Defense, The National Aeronautics and Space Administration and the National Technology Board of Singapore. He holds an MBA from Northwestern University and a BS in Physics from the University of Wisconsin. He has served as a director of the Company since 1995 and now serves on the Corporate Governance Committee. His current term as a Class II director expires in 2012. Mr. Preston brings to the Board his considerable experience in technology development, corporate growth and corporate governance.

        Thomas J. Shields, age 62, is a Managing Director of Shields & Company, Inc., a privately-held investment-banking firm that he co-founded in 1991. He is currently the presiding director and chairman of the audit committee of B.J.'s Wholesale Club, Inc., a public company, and a director and chairman of the audit committee of Ensign-Bickford Industries, Inc., a private company. Mr. Shields is a graduate of Harvard College and Harvard Business School. He has served as a director of the Company since 1999. He has served as Chairman of the Audit Committee of the Board since 2005, and he is qualified as an "audit committee financial expert" under Regulation S-K under the Securities Exchange Act of 1934. His current term as a Class I director expires in 2011. Mr. Shields brings to the Board his considerable investment banking skills and experience as a director of private and public companies.

        Lorne R. Waxlax, age 76, served as Executive Vice President of The Gillette Company from 1985 to 1993, with worldwide responsibility for Braun AG, Oral-B Laboratories and Jafra Cosmetics International. Mr. Waxlax served as a director of BJ's Wholesale Club, Inc., a public company, until May 2008. Mr. Waxlax holds a BBA degree from the University of Minnesota and an MBA degree from Northwestern University. He has served as a director of the Company since 1994 and as Chairman of the Corporate Governance Committee since 1995. His current term as a Class II director expires in 2012. Mr. Waxlax has served on numerous private and public company boards, and he brings to the Board considerable experience in corporate governance, management, international business and marketing and branding.

        Election of each of the Class III directors will require the affirmative vote of the holders of a plurality of the total shares of Common Stock represented at the annual meeting. Unless otherwise specified therein, shares represented by the enclosed proxy will be voted to elect Messrs. DeVillars and McCarthy and Ms. Robertson as Class III directors of the Company for a three-year term, until the 2013 annual meeting of shareholders and until their respective successors shall be duly elected. In the event that any of the nominees is unable to stand for election (which event is not now contemplated), the holders of the enclosed proxy will vote for the election of a nominee or nominees acceptable to the remaining members of the Company's Board of Directors. The Board of Directors recommends that shareholders vote "FOR" the election of Messrs. DeVillars and McCarthy and Ms. Robertson as Class III directors.

 CORPORATE GOVERNANCE

Board Leadership Structure

        Clean Harbors, Inc. is a Massachusetts corporation, and all public Massachusetts corporations have by law a staggered board of directors with either two or three classes of directors unless the corporation elects to be exempt from this statutory requirement by vote of its board of directors or of two-thirds of each class of stock outstanding. The Board has not elected to exempt, or to recommend that the shareholders exempt, the Company from this statutory requirement because the Board believes that a staggered board of directors promotes continuity and stability.

        Alan S. McKim, the Company's founder, now serves and has served since the Company's formation in 1980 as both the Chief Executive Officer and Chairman of the Board. The Board has a Lead Director, nominated by the Corporate Governance Committee and elected by the full Board of Directors. The Lead Director is a non-management, independent director who presides over executive sessions of the Board, serves as a contact person for correspondence with the independent members of the Board, works with the Chairman in establishing the agenda for Board meetings, and meets with the Chief Executive Officer, in person or by phone, at least quarterly. Daniel J. McCarthy has served as Lead Director since 2005 and a member of the Board since 1987.

        The Company's Board believes this board leadership structure is the most appropriate for the Company at this time because of the efficiency gained by assigning the responsibilities of both Chairman of the Board and Chief Executive Officer to Mr. McKim, who has a thorough knowledge of the Company's business and an impressive track record in managing the Company through its growth for the benefit of the shareholders, employees and other interested parties. The Board believes that, particularly because Mr. McKim is the Company's largest shareholder, Mr. McKim now places and has always placed major emphasis on the interests of the shareholders. The Board also believes this structure is appropriate because eight of the current ten members of the Company's Board of Directors are "independent," as described below under "Corporate Governance – Director Independence," and the Board elects from the independent directors a Lead Director with the authority described above.

Corporate Governance Guidelines, Committee Charters and Code of Ethics

        The Company's Board of Directors has adopted Corporate Governance Guidelines, charters of each of the Board's committees as described below, and a Code of Ethics which sets forth standards of ethical professional conduct for the officers, directors and employees of the Company and its subsidiaries. Each of those documents is posted on the Company's website at www.cleanharbors.com under "Investors – Corporate Governance." A copy may also be obtained without cost by writing to Clean Harbors, Inc., 42 Longwater Drive, Norwell, MA 02061, Attention: Executive Office. In the event that any waiver of the Code of Ethics were approved by the Audit Committee or the full Board of Directors, such wavier would also be posted on the corporate website.

Director Independence

        The Corporate Governance Guidelines adopted by the Board of Directors require that at least a majority of the Board of Directors be "independent" as defined by the rules of the New York Stock Exchange (the "NYSE") on which the Company's Common Stock is listed. To be considered independent under the NYSE rules, the Board must affirmatively determine that a director does not, except as a director or shareholder, have a direct or indirect material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). In making that determination, the Board must consider all relevant facts and circumstances.

In particular (but without limitation as to the potential reasons for which a director might not be determined to be independent), a director is not independent if:

  •
  The director is, or has been within the last three years, an employee of the Company or if the director has an immediate family member who is, or has been within the last three years, an executive officer of the Company.

  •
  The director has received, or has an immediate family member who has received, during any 12-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

  •
  (A) The director or the director's immediate family member is a current partner of the Company's internal or external auditor; (B) the director is a current employee of the Company's external auditing firm; (C) the director has an immediate family member who is a current employee of the Company's external auditing firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or the director's immediate family member is, or has been within the last three years, a partner or employee of the Company's external auditing firm and personally worked on the Company's audit within that time.

  •
  The director or the director's immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company's present executive officers serve or served at the same time on that other company's compensation committee.

  •
  The director is a current employee, or the director's immediate family member is a current executive officer, of a company that has made payments to or received payments from the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company's consolidated gross revenues.

        The Board also has established the following categorical standards to assist it in determining director independence in accordance with the NYSE rules:

  •
  Stock Ownership.  Ownership of stock in the Company by a director or a director's immediate family is not considered a relationship which would adversely impact a director's independence.

  •
  Commercial Relationships.  The following commercial relationships are not considered material relationships that would impair a director's independence: (i) if a director of the Company is an executive officer or an employee of, or an immediate family member of a director is an executive officer of, another company that does business with the Company and the annual sales to, or purchases from, the Company are less than 1% of the annual revenues of such other company, and (ii) if a director of the Company is an executive officer of another company which is indebted to the Company, or to which the Company is indebted, and the total amount of either company's indebtedness to the other is less than 2% of the total consolidated assets of the company for which he or she serves as an executive officer.

  •
  Charitable Relationships.  The following charitable relationship will not be considered a material relationship that would impair a director's independence: if a director, or an immediate family member of the director, serves as an executive officer, director or trustee of a charitable organization, and the Company's discretionary charitable contributions (if any) to that charitable organization in any single fiscal year are less than 1% (or $500,000,whichever is less) of that charitable organization's annual consolidated gross revenues.

  •
  Personal Relationships.  The following personal relationship will not be considered to be a material relationship that would impair a director's independence: if a director, or immediate family member of the director, receives from, or provides to, the Company products or services in the ordinary course and on substantially the same terms as those prevailing at the time for comparable products or services provided to unaffiliated third parties.

        For relationships not qualifying within the foregoing guidelines, the determination of whether the relationship is material, and therefore whether the director is independent, shall be made by the directors who satisfy the foregoing independence guidelines. For purposes of these guidelines, "immediate family member" has the meaning defined in the NYSE rules. The Board and its Corporate Governance Committee monitor the Board's compliance with the NYSE requirements for director independence on an ongoing basis.

        In accordance with current NYSE rules and the Board's own categorical standards of independence, the Board of Directors has determined that the following non-employee directors are "independent" and have no direct or indirect material relationship with the Company except as a director and shareholder: Eugene Banucci, John P. DeVillars, John F. Kaslow, Daniel J. McCarthy, John T. Preston, Andrea Robertson, Thomas J. Shields and Lorne R. Waxlax. Accordingly, the Board has determined that eight out of the total of 10 current members of the Board are independent. The Board has determined that, to the extent (if any) the Company has had during the past three years any commercial relationships with any of the entities with which any of the independent directors are affiliated, those relationships fall below the categorical standards for commercial relationships, were established in the ordinary course of business on an arms-length basis, and are not material to the Company or those individuals or entities. The Board has also determined that each of Alan S. McKim and Rod Marlin are not independent. Alan S. McKim is the Company's President and Chief Executive Officer and, in such capacities, is an employee of the Company. Rod Marlin was the former President and Chief Executive Officer of Eveready Inc., which became a subsidiary of the Company on July 31, 2009. Mr. Marlin's holding company also received from the Company during 2009 $125,000 in connection with the termination of a consulting agreement which such company previously had with Eveready and Mr. Marlin's agreement not to complete with, and to provide certain consulting services to, the Company.

Board Committees

        The Board has established three committees: the Audit Committee, Compensation Committee and Corporate Governance Committee. The Board has determined that each of the committees of the Board consists solely of non-employee "independent directors" as defined by the rules of the New York Stock Exchange which are applicable to membership on such committees, and that each member of each committee is free of any relationship that would interfere with his or her ability to exercise independent judgment. Based upon their training and experience as described above under "Election of Directors," the Board has also determined that each of Andrea Robertson and Thomas J. Shields, who are two of the members of the Audit Committee, qualifies as an "audit committee financial expert" as defined by Item 407(d)(5)(ii) of Regulation S-K under the Securities Exchange Act of 1934. All members of the three committees are appointed by the Board, and each committee operates under a charter approved by the Board. As described above, those charters are available on the Company's website at www.cleanharbors.com under "Investors – Corporate Governance." Copies may also be obtained without cost by writing to Clean Harbors, Inc., 42 Longwater Drive, Norwell, MA 02061, Attention: Executive Office.

  Audit Committee

        During 2009, Thomas Shields, Chairman, Eugene Banucci, John Kaslow and Andrea Robertson served on the Audit Committee. The primary functions of the Audit Committee are to select the Company's independent registered public accounting firm, review the scope of and approach to audit work, and meet with and review the activities of the Company's internal accountants and the Company's independent registered public accounting firm. During 2009, there were six meetings of the Audit Committee, of which two were held by conference call.

  Compensation Committee

        During 2009, Daniel McCarthy, Chairman, Eugene Banucci, John DeVillars and Lorne Waxlax served on the Compensation Committee. The primary responsibilities of the Compensation Committee are to recommend the base salary for the Chief Executive Officer to the full Board of Directors, manage the Company's management incentive bonus plans (which now consist of the CEO Annual Incentive Bonus Plan and the Management Incentive Plan, each as described below under "Compensation Discussion and Analysis"), equity incentive plans and employee stock purchase plan, review and approve other senior executive officer compensation, review and approve corporate management compensation policies, and oversee of the trustees of the Company's 401(k) Plan. The Committee also works with the CEO in developing near the beginning of each fiscal year annual goals for the CEO and his senior executive staff and determining over the course of each fiscal year whether any changes to such goals are necessary in order to adjust for effects of extraordinary events (such as a major acquisition or change in GAAP) which become effective during such year. Following the completion of each fiscal year, the Committee evaluates the level of success of the CEO and senior executive staff in achieving those goals during the year. The Compensation Committee held two meetings during 2009.

  Corporate Governance Committee

        During 2009, Lorne Waxlax, Chairman, John Kaslow, Thomas Shields and John Preston served on the Corporate Governance Committee. The primary responsibilities of the Corporate Governance Committee are to serve as a nominating committee for directors and board officers, recommend committee structures, review director independence and compensation, monitor the Company's social responsibility programs and assist the Board in reviewing the performance of the Board and the Chief Executive Officer. The Committee held two meetings during 2009.

Compensation Committee Interlocks and Insider Participation

        No person who served as a member of the Board's Compensation Committee during the last fiscal year (that is, Messrs. Banucci, McCarthy, DeVillars and Waxlax) has (i) served as one of the officers or employees of the Company or any of its subsidiaries; or (ii) any relationship requiring disclosure under Item 404 of Regulation S-K promulgated under the Securities Act of 1933, as amended. None of the Company's executive officers serve as a member of the board of directors or as a member of a compensation committee of any other company that has an executive officer serving as a member of the Company's Board or Compensation Committee.

Communications to the Independent Directors

        Shareholders and other interested parties may communicate with the Board of Directors by mail or electronically. To communicate with independent members of the Company's Board, correspondence should be addressed to Daniel J. McCarthy, Lead Director, c/o William J. Geary, Corporate Counsel for Public Affairs, Clean Harbors, Inc., 42 Longwater Drive, Norwell, MA 02061-9149, or gearyb@cleanharbors.com. All correspondence received as such will be opened by the office of the Corporate Counsel for Public Affairs for the sole purpose of determining whether the contents represent a message to the independent directors. Any communication that is not in the nature of advertising, promotion of a product or service, or patently offensive material, will be forwarded promptly to the Lead Director for distribution to the other independent members of the Board.

Board Oversight of Risk Management

        The Board of Directors has an active role, as a whole and also at the committee level, in overseeing management of the Company's risks. The Board regularly reviews reports from senior management and other information regarding the Company's credit, liquidity and operations and compliance with environmental, health and safety laws and policies, as well as the risks associated with each such matter. The Compensation Committee oversees management of risks relating to the Company's executive compensation plans and arrangements. The Audit Committee oversees management of financial risks and any potential conflicts of interest arising from related party transactions. The Corporate Governance Committee oversees risks associated with maintaining the independence of the Board of Directors. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks. The Board also periodically asks the Company's executives to discuss the most likely sources of material future risks and how the Company is addressing and plans to address any significant potential vulnerability.

 DIRECTOR COMPENSATION

        The Company's policy during 2009 was to pay in cash to each non-employee director (other than Rod Marlin, who served as a consultant to the Company as described below) an annual retainer fee of $40,000 plus $2,000 for each Board meeting attended, $1,000 for each committee meeting attended, and $1,000 for each meeting of the Board or a committee conducted by telephone conference call. The Company also paid each non-employee director an additional $1,000 for serving on the Audit Committee, Compensation Committee or Corporate Governance Committee, $7,500 for serving as Chairman of the Audit Committee, and $5,000 for serving as Chairman of the Compensation Committee or Corporate Governance Committee. The Company also paid an additional $7,500 to the Lead Director. Directors were also reimbursed for the expenses they incurred in connection with service on the Board and its committees. The Company does not provide any pension, deferred compensation, or charitable award programs to any of its directors.

        In accordance with the Company's 2000 Stock Incentive Plan, the Company's Board of Directors also awarded on May 11, 2009 to each of Company's non-employee directors 300 shares of Common Stock for serving as a director during such year. Such shares had a market value of $52.66 per share on the date of grant. The Board of Directors also awarded on May 11, 2009, under that Plan to each of the two non-employee directors elected (or re-elected) at the 2009 annual meeting 900 shares of the Company's Common Stock and 1,800 restricted shares of Common Stock. The restricted shares for each such non-employee director will vest, provided that such non-employee director continues to serve in such capacity, 900 shares on the first anniversary of such election and 900 shares upon the second anniversary of such election. On December 2, 2009, the Board of Directors also awarded under that Plan to Rod Marlin, who had been appointed as a director in connection with the Company's acquisition of Eveready, 900 shares of the Company's Common Stock and 1,800 restricted shares of Common Stock. The restricted shares will vest, provided that Mr. Marlin continues to serve as a director, 900 shares on May 11, 2010 and 900 shares on May 11, 2011.

        The following table describes the compensation paid by the Company to each of its non-employee directors during 2009:

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards(2)	All Other Compensation(3)	Total
Eugene Banucci	$59,000	$15,798	—	—	$74,798
John D. Barr(4)	$19,667	—	—	—	$19,667
John P. DeVillars	$53,000	$15,798	—	—	$68,798
John F. Kaslow	$59,000	$15,798	—	—	$74,798
Rod Marlin	—	$146,151	—	$125,000	$271,151
Daniel J. McCarthy	$67,500	$15,798	—	—	$83,298
John T. Preston	$53,000	$157,980	—	—	$210,980
Andrea Robertson	$57,000	$15,798	—	—	$72,798
Thomas J. Shields	$72,500	$15,798	—	—	$88,298
Lorne R. Waxlax	$60,000	$157,980	—	—	$217,980

(1)
The fair value of stock awards is calculated in accordance with FASB ASC Topic 718 based on the value of the awards on the respective dates of grant using the closing price of the Company's stock on such dates. The aggregate number of unvested restricted shares held by each non-employee director as of December 31, 2009 was as follows: Dr. Banucci (0 shares), Mr. DeVillars (0 shares), Mr. Kaslow (0 shares), Mr. Marlin (1,800 shares), Dr. McCarthy (0 shares), Mr. Preston (1,800 shares), Ms. Robertson (0 shares), Mr. Shields (0 shares) and Mr. Waxlax (1,800 shares).

(2)
None of the non-employee directors was granted any stock options during 2009, nor were any outstanding stock options held by them repriced or otherwise materially modified. The aggregate number of shares (vested and unvested) subject to stock options held by each non-employee director as of December 31, 2009 was as follows: Dr. Banucci (6,000 shares), Mr. DeVillars (6,000 shares), Mr. Kaslow (7,400 shares), Mr. Marlin (0 shares), Dr. McCarthy (6,000 shares), Mr. Preston (6,000 shares), Ms. Robertson (6,000 shares), Mr. Shields (12,000 shares), and Mr. Waxlax (2,000 shares).

(3)
Includes $125,000 paid to Mr. Marlin's holding company as consulting fees for services rendered by Mr. Marlin to the Company during 2009.

(4)
Mr. Barr ceased to be a director of the Company on May 12, 2009 as a result of his decision not to stand for re-election at the 2009 annual meeting.

RELATED PARTY TRANSACTIONS

        During 2009, the Company did not participate in any transactions involving amounts exceeding $120,000 in which any of the Company's director nominees, Class I or Class II directors, executive officers, or beneficial holders of more than 5% of the Company's common stock, nor any of their immediate family members, had a direct or indirect material interest except for the following:

        In connection with the Company's acquisition of Eveready Inc. ("Eveready") on July 31, 2009, the Board elected Rod Marlin, Eveready's former chief executive officer, as a new director of the Company and appointed Marvin Lefebvre, a former executive officer of Eveready, as Executive Vice President – Exploration Services. In connection with the acquisition, the Company entered into or became subject to the following transactions involving Mr. Marlin or Lefebvre or entities with which they are affiliated:

          (a)   As part of the acquisition consideration, the Company paid, on the same terms as were applicable to the other Eveready shareholders, the following amounts of cash and shares of Company Common Stock to Messrs. Marlin and Lefebvre or persons or entities affiliated with them: Mr. Marlin ($2,679,567 and 105,883 shares of Common Stock), and Mr. Lefebvre ($2,577,680 and 101,857 shares of Common Stock).

          (b)   At the time of the acquisition, the Company paid to Mr. Marlin's holding company a lump sum severance payment of Cdn $752,561 in connection with the termination of a consulting agreement which such company previously had with Eveready and agreed to provide certain benefits for a period of one year after the closing. Mr. Marlin agreed not to compete with the Company in Canada for a period of the later of two years after the closing or one year after termination of his service as a consultant and member of the Company's Board of Directors. Mr. Marlin also agreed to serve as a consultant to the Company and to assist with the transition for a period of six months after the closing, for which his holding company will receive Cdn $25,000 per month for his services, of which $125,000 was payable for the period from July 31 through December 31, 2009. As of March 3, 2010, the Company agreed to extend his consulting services at Cdn $25,000 per month through July 31, 2010.

          (c)   Included in cost of revenues and selling, general and administrative expenses for the year ended December 31, 2009 are real property rental and related costs and equipment rental and repair costs of $0.7 million paid for the period from July 31 to December 31 to companies controlled or influenced by Messrs. Marlin and Lefebvre.

          (d)   During the year ended December 31, 2009, the Company acquired for the period from July 31 to December 31 capitalized service equipment of $0.2 million from companies controlled or influenced by Mr. Lefebvre.

        All of the transactions described in clauses (c) through (d) above occurred in the Company's normal course of operations and on terms comparable to those which would have been applicable to similar transactions with non-related parties.

 EXECUTIVE OFFICERS

        The Company's current executive officers and their respective ages as of March 1, 2010, are as follows:

Name	Age	Position
Alan S. McKim	55	Chairman of the Board of Directors, President and Chief Executive Officer
John R. Beals	55	Vice President, Controller and Principal Accounting Officer
Jerry E. Correll	60	Senior Vice President – Environmental Sales*
George L. Curtis	51	Executive Vice President – Pricing and Proposals*
Deirdre J. Evens	46	Executive Vice President – Corporate Sales and Marketing*
Janet B. Frick	48	Vice President and Treasurer
Simon R. Gerlin	52	Senior Vice President – Internal Audit and Compliance*
Eric W. Gerstenberg	41	Executive Vice President – Environmental Services*
Marvin Lefebvre	52	Executive Vice President – Exploration Services*
Michael R. McDonald	45	Senior Vice President and General Counsel*
William F. O'Connor	60	Senior Vice President – Risk Management*
David M. Parry	44	Executive Vice President – Energy and Industrial Services*
Phillip G. Retallick	57	Senior Vice President – Regulatory Affairs*
James M. Rutledge	57	Executive Vice President and Chief Financial Officer
Michael J. Twohig	47	Executive Vice President and Chief Administration Officer*
Brian P. Weber	42	Executive Vice President – Corporate Planning and Development*

*
Officer of a wholly-owned subsidiary of the parent holding company, Clean Harbors, Inc.

        Alan S. McKim founded the Company in 1980 and is Chairman of the Board of Directors, President and Chief Executive Officer. He serves as a director of most of the Company's subsidiaries. Mr. McKim holds an MBA from Northeastern University. He has been a director of the Company since its formation. His current term as a Class II director expires in 2012.

        John R. Beals is Vice President, Controller and Principal Accounting Officer. Mr. Beals joined the Company in August 2006. Mr. Beals was previously Vice President and Corporate Controller at 3Com Corporation from October 2005 to August 2006. Prior to August 2009, he was at The First Years Inc. for 19 years, a publicly-held developer and marketer of juvenile products, where he held positions of increasing responsibility, including Treasurer, Controller and Chief Financial Officer, Senior Vice President – Finance. He began his career with Deloitte & Touche and was promoted to the level of audit manager with the firm. Mr. Beals, a certified public accountant, holds a BA in Accounting from the University of Massachusetts.

        Jerry E. Correll is Senior Vice President – Environmental Sales. Mr. Correll joined the Company in 2002, and he has served in a variety of prior management positions including most recently Senior Vice President of Sales – Line of Business. From 1986 to 2002, Mr. Correll held a variety of sales and operations management positions with Safety-Kleen Corp., including Regional Vice President – Central U.S. Operations, Vice President of Corporate Accounts and Senior Vice President of Sales. Mr. Correll holds a BS in Business Administration from the University of Tennessee and a JD from the Nashville School of Law.

        George L. Curtis is Executive Vice President – Pricing and Proposals. Mr. Curtis joined the Company in 1980, and has served in a variety of management positions the most recent of which were Senior Vice President of Pricing and Proposals and Vice President of Marketing. Mr. Curtis holds a BA in Biology from Columbia University and an MBA from Northeastern University.

        Deirdre J. Evens is Executive Vice President – Corporate Sales and Marketing. Ms. Evens joined the Company in June 2007 and recently served as Executive Vice President of Corporate Sales and Business Development. From 2006 to 2007, she served as Senior Vice President of Member Insight at BJ's Wholesale Club, a Fortune 300 retailer and the leading warehouse chain in the eastern United States. From 1986 to 2006, she worked at Polaroid Corporation, a global provider of instant photography, digital imaging and consumer electronics products. At Polaroid, she held a variety of leadership positions including Senior Vice President of Global Marketing and Strategy, Vice President and General Manager for Polaroid's Imaging Business, and Director of Manufacturing Operations. Ms. Evens holds a BS in Engineering from Cornell University.

        Janet B. Frick is Vice President and Treasurer. Ms. Frick joined the Company in November 2007. From 1998 to 2007, she served as Assistant Treasurer at Millipore Corporation, a global life science company. From 1987 to 1998 she worked at the former Digital Equipment Corporation, a global computer corporation providing systems, software, networks and services, where she held positions of increasing financial management responsibility in areas such as manufacturing, financial planning and analysis, business unit finance and international treasury. Ms. Frick holds a BA in English from Bates College and an MBA from Babson College.

        Simon R. Gerlin is Senior Vice President – Internal Audit and Compliance. Mr. Gerlin joined the Company in July 2008 and recently served as Senior Vice President of Finance. He previously worked at PricewaterhouseCoopers LLP, an independent registered public accounting firm, for 17 years where he held positions of increasing responsibility, culminating in his appointment as an Audit Partner in 1999. He holds a BA from Middlebury College and an MBA from Harvard University.

        Eric W. Gerstenberg is Executive Vice President – Environmental Services. Mr. Gerstenberg rejoined the Company in June 1999 as Vice President of Disposal Services. From 1997 to 1999, Mr. Gerstenberg was the Vice President of Operations for Pollution Control Industries, a privately-owned environmental services company. From 1989 to 1997, Mr. Gerstenberg held a variety of positions with the Company, including General Manager of the Natick, Baltimore and Chicago facilities. Mr. Gerstenberg holds a BS in Engineering from Syracuse University.

        Marvin Lefebvre is Executive Vice President – Exploration Services. Prior to the Company's acquisition of Eveready on July 31, 2009, Mr. Lefebvre was Vice President, Operations of Eveready since March 2005. Prior to March 2005, Mr. Lefebvre was the President and Chief Executive Officer of the former River Valley Energy Services Ltd., the predecessor to River Valley Income Fund, from July 2002 until the completion of the reorganization of that entity into River Valley Income Fund. Mr. Lefebvre was also the director and sole shareholder of River Valley Construction Ltd. from 1988 to 2000 and the President and a director of River Valley Contracting Ltd. and River Valley Drilling Inc. from 2000 until its amalgamation with its parent company, the former River Valley Energy Services Ltd.

        Michael R. McDonald is Senior Vice President and General Counsel. He joined the Company in 2000 as Vice President and Chief Contracts Counsel. He was appointed as Senior Vice President and General Counsel in January 2009. Prior to joining the Company, Mr. McDonald served as General Counsel for the Commonwealth of Massachusetts' Metropolitan District Commission and was a Special Assistant Attorney General. Mr. McDonald holds a BA from Suffolk University and a JD from Suffolk University Law School.

        William F. O'Connor has served as Senior Vice President – Risk Management, since rejoining the Company in December 2002. Previously, Mr. O'Connor was Vice President of William Gallagher and Associates, an insurance broker that he joined in April of 2000. From 1989 to 2000 Mr. O'Connor held a variety of roles at the Company, the last being as Vice President of Human Resources and Risk Management.

        David M. Parry is Executive Vice President – Energy and Industrial Services. Mr. Parry joined the Company in 1988 and has served in a variety of management positions including Executive Vice President of Sales and Services. He has also previously held the positions of Senior Vice President of Eastern Operations, Regional Vice President, Northeast Region, District Sales Manager, Regional Manager of CleanPack® and T&D Services, Plant Manager and CleanPack Chemist. Mr. Parry holds a BS in Engineering from the Massachusetts Maritime Academy.

        Phillip G. Retallick is Senior Vice President – Regulatory Affairs. Mr. Retallick joined the Company in September 2002 in connection with the Company's acquisition of substantially all of the assets of the Chemical Services Division of Safety-Kleen Corp. Prior to that acquisition, he served as a senior compliance officer for Safety-Kleen Services, Inc. and its predecessors, Rollins Environmental Services Company and Laidlaw Environmental Services Company. From 1975 to 1992, he held positions with the United States Environmental Protection Agency and the Delaware Department of Natural Resources and Environmental Control. He holds a BS in Geosciences from the Pennsylvania State University and has also received a Graduate Certificate in Environmental Management from the University of Southern California.

        James M. Rutledge is Executive Vice President and Chief Financial Officer. Mr. Rutledge joined the Company in August 2005. From 2002 to 2005, he was the Chief Financial Officer of Rogers Corporation, a publicly-held producer of highly engineered specialty materials sold in a broad range of technology markets. From 2000 to 2001, he was the Chief Financial Officer of Baldwin Technology Company, Inc., a publicly-held manufacturer of controls, accessories and handling equipment for the printing industry. From 1999 to 2000, he was Vice President of Finance and Tax of Rayonier Inc., a publicly-held manufacturer of pulp, timber and wood products. From 1979 to 1999, he held a variety of positions, including Vice President and Treasurer, with Witco Corporation, a publicly-held manufacturer of specialty chemicals. From 1976 to 1979, he was a certified public accountant with Price Waterhouse & Co. He holds a BA from Assumption College and an MBA from Rutgers University.

        Michael J. Twohig is Executive Vice President and Chief Administration Officer. Mr. Twohig joined the Company in 1999 and has served in a variety of management positions, the most recent of which was Senior Vice President and Chief Information Officer. From 1996 to 1999 he served as Vice President of Business Operations for Internet Commerce Expo, an International Data Group company. Prior to that he was the Controller for Tocco Corporation, a building systems company. Mr. Twohig holds a BS in Accounting from Boston College and an MBA from Rivier College.

        Brian P. Weber is Executive Vice President – Corporate Planning and Development. Mr. Weber joined the Company in 1990. He has served in a variety of management positions with the Company including, prior to his current position, Executive Vice President of Transportation, Senior Vice President of Transportation and Vice President, Technical Services. Mr. Weber holds a BS degree in Business Management from Westfield State College.

 COMPENSATION DISCUSSION AND ANALYSIS

Introduction

        During 2009, the Company faced adverse economic and business conditions as a result of the recession. As described below, the Compensation Committee designs the Company's compensation programs in such a manner that more than 50% of potential executive compensation will be performance-based. Accordingly, the adverse business conditions which the Company faced in 2009 resulted in significantly lower cash bonuses and reduced vesting of equity incentives being received by most executives than in recent prior years. Some of the key factors which related to performance-based compensation for 2009 were as follows:

  •
  Revenue increased by 4.2% to $1.074 billion, compared with $1.031 billion for 2008, although a primary reason for that increase was the Company's acquisition of Eveready Inc. ("Eveready") on July 31, 2009.

  •
  The Company's reported earnings before interest, taxes, depreciation and amortization ("EBITDA") was $157.6 million, compared with $163.2 million for 2008. As so reported, the Company's EBITDA is the same as "Adjusted EBITDA" as reported (and reconciled to the Company's net income and net cash provided by operating activities) on pages 33 - 35 of the Company's Annual Report on Form 10-K for the year ended December 31, 2009. EBITDA consists of net income, as determined in accordance with generally accepted accounting principles ("GAAP"), plus accretion of environmental liabilities, depreciation and amortization, net interest expense and provision for income taxes, and also excludes loss on early extinguishment of debt, equity interest in joint venture, other (income) expense, and income (loss) from discontinued operations, net of tax, as these amounts are not considered part of normal business operations.

        This Compensation Discussion and Analysis is intended to provide context for the decisions underlying the compensation reported in the Summary Compensation Table included below in this proxy statement for the Company's Chief Executive Officer (the "CEO"), Chief Financial Officer (the "CFO"), and three other executive officers who had the highest total compensation for 2009 as set forth in such Table (these five executive officers being collectively referred to below as the "Named Executive Officers"). This Compensation Discussion and Analysis will discuss corporate and individual performance targets and goals for senior executive officers, including the Named Executive Officers. These targets and goals are disclosed in the limited context of the Company's executive compensation program. You should not interpret them as statements of the Company's expectations or as any form of guidance. We caution you not to apply the statements or disclosures in the Compensation Discussion and Analysis in any other context.

Role of the Compensation Committee

        The Compensation Committee of the Board of Directors (the "Committee") currently consists of four independent directors. The Committee's major responsibilities include the recommendation to the full Board of the base salary for the CEO, management of the Company's management incentive bonus, equity incentive and employee stock purchase plans, review and approval of other senior executive officer compensation, review and approval of corporate management compensation policies, and oversight of the trustees of the Company's 401(k) Plan. As part of such responsibilities, the Committee administers the Company's CEO Annual Incentive Bonus Plan, Management Incentive Plan, and equity incentive plans as described below.

        The Committee has delegated to Alan S. McKim, the Company's CEO, authority to issue to any newly hired employee non-qualified stock options for up to 5,000 shares or restricted stock awards for up to 1,500 shares. All other cash bonus and equity incentive awards for the CEO and other executive officers are granted by the Committee. The CEO works with the Committee in the Committee's establishment near the beginning of each fiscal year of appropriate criteria and performance goals for awards under the Company's incentive bonus and equity incentive plans, determining over the course of each fiscal year whether any changes to such criteria and performance goals are necessary in order to adjust for effects of extraordinary events (such as a major acquisition or change in GAAP) which become effective during such year, proposing modifications to compensation plans for senior management, and determining executive compensation for members of senior management other than the CEO.

Compensation Philosophy and Objectives

        The Compensation Committee's fundamental philosophy regarding executive compensation is to (i) offer competitive compensation opportunities in order to attract and retain a talented and motivated work force and (ii) align individual compensation with the goals, values and priorities of the Company and the interests of its shareholders by making a considerable portion of total compensation performance-based. Compensation for executive officers currently consists of three basic elements: base salary and benefits, performance-based cash bonuses, and awards of long-term equity incentives through performance-based restricted stock awards. The Company last benchmarked in 2005 the base salary of its Named Executive Officers and other senior executive officers to a peer group of comparable companies which the Company selected with the assistance of a compensation consultant. However, the Committee believes that such benchmarking is no longer appropriate. For clearly identifiable positions for which surveys of public companies of similar revenue size are available, such as the positions of CEO and CFO, the Committee reviewed several such surveys. Based on such review, the Committee determined that the Company's 2009 base compensation for those positions was at the approximately 25% percentile level of those comparable companies and therefore below the median and mean. For 2009, the total potential for performance-based compensation for the Named Executive Officers and other senior executive officers was designed to constitute more than 50% of each executive's total compensation.

  Use of Compensation Consultants

        Except for the purpose of obtaining access to surveys of management compensation which were not customized for the Company, neither the Compensation Committee nor the Company used a compensation consultant during 2009.

  Base Salary

        The Compensation Committee seeks to set the base salaries at less than 50% of each senior executive officer's total potential compensation. In addition to base salaries and benefits available to all employees, the Committee provides the Named Executive Officers, as described below, the opportunity to receive more than one-half of their total compensation through performance-based cash bonuses and increases in equity value through performance-based restricted stock awards.

        There was a general wage freeze in effect for executive officers during 2009, although a few exceptions were made where the Committee determined that an existing salary was not appropriate. The base salaries of Alan S. McKim, the CEO, James M. Rutledge, the CFO, and Eric W. Gerstenberg, Executive Vice President – Environmental Services remained at the same level established in 2008. During 2009, David M. Parry, Executive Vice President – Energy and Industrial Services, received an 8% increase in his base salary and Brian P. Weber, Executive Vice President – Corporate Planning and Development, received a 14% increase in his base salary, each due to their increased responsibilities as a result of the acquisition of Eveready in July 2009.

  Benefits

        Named Executive Officers and other senior executive officers receive the same benefits as other employees of the Company. These benefits consist of medical and dental coverage, paid 75% by the Company and 25% by the employee; life insurance equal to two times base salary with a cap of $250,000 (x2 for accidental death); long and short term disability insurance; and participation in the Company's 401(k) and employee stock purchase plans.

  Performance-Based Cash Bonuses

        The Company now maintains two plans under which the Compensation Committee is authorized to grant cash bonuses to members of senior management based upon satisfaction of performance goals which are established by the Committee near the beginning of each fiscal year. Except for certain bonuses which were granted to senior executive officers other than the CEO for the reasons described below, and for certain bonuses granted to two of the Named Executive Officers related to the successful completion of the Company's acquisition of Eveready, all of the cash bonuses which were paid to the Named Executive Officers and other senior executive officers for 2009 were calculated and paid in accordance with those two such plans. The first such plan is the CEO Annual Incentive Bonus Plan, which was approved by the Company's shareholders at the 2009 annual meeting. The purposes of the CEO Annual Incentive Bonus Plan are to provide an incentive each year for performance of the Company's CEO by making a significant percentage of the CEO's total compensation dependent upon the level of the CEO's or the Company's performance attained for the year, and to do so in a manner which will allow full deductibility of the bonus under Section 162(m) of the Internal Revenue Code (the "Code"). More information about the CEO Annual Incentive Bonus Plan and the cash bonus which the Committee awarded to the CEO for 2009 under that Plan are set forth below under "Chief Executive Officer Compensation."

        The second such plan is the Management Incentive Plan (the "MIP") under which the Compensation Committee can award cash bonuses to members of senior management other than the CEO. The Committee awarded performance-based cash bonuses for several prior years under terms similar to the MIP pursuant to the general authority of the Committee contained in its charter, and, acting on the recommendation of the Compensation Committee, the Company's Board of Directors formally adopted the MIP on December 8, 2008 in order to clarify the terms, conditions and other criteria of potential future awards of such cash bonuses.

        The terms of potential cash bonuses for 2009 under the MIP, which were approved by the Committee in the first quarter of 2009, covered 185 management positions, including all of the Named Executive Officers other than the CEO. Participants were eligible to earn a bonus (payable in the first quarter of 2010) equal to up to 10-80% of their base salaries (depending on their level of management responsibility) if the Company achieved or exceeded certain targets based on the level of the Company's "MIP EBITDA." MIP EBITDA consists of the Company's reported EBITDA, as described above, with certain adjustments established by the Committee for amounts which are not derived from the Company's normal operations and over which the participants in the MIP do not exercise control. For 2009, these adjustments included, in particular, amounts based on changes in environmental liability estimates, changes in foreign currency conversion rates, and acquisition and integration related expenses. Each of the Named Executive Officers other than the CEO (who does not participate in the MIP) was eligible to receive a cash bonus of up to 80% of his base compensation. The threshold MIP EBITDA target to be achieved in 2009, as established by the Committee on March 9, 2009, in order for a participant to receive a minimum of 25% of the maximum potential bonus, was $162.0 million, and a participant under the MIP would receive his or her maximum potential bonus if the Company achieved a maximum MIP EBITDA target of $189.0 million. The Committee increased the threshold MIP EBITDA target of $152.0 million to $162.0 million on July 28, 2009 in connection with the closing of the Eveready acquisition. If the Company failed to meet the maximum MIP EBITDA target, senior management who participate in the Senior Executive Incentive Program ("SEIP"), including each of the Named Executive Officers other than the CEO, might still earn a bonus under the MIP of up to 30% of base compensation if the participant met or exceeded certain personal goals or goals established for his or her business unit. In no event, however, would any such officer (including any Named Executive Officer) be entitled to receive a total combined bonus under the MIP based upon both MIP EBITDA and the SEIP that would exceed 80% of his or her base compensation.

        After giving effect to the adjustments to the Company's reported EBITDA described above, the Committee determined on March 8, 2010 that the Company's MIP EBITDA for 2009 was $162.4 million, which exceeded the revised threshold MIP EBITDA target of $162.0 million which the Committee had established in July 2009, and the 185 participants in the MIP for 2009 therefore received cash bonuses equal to between 2.5% and 20% of their base salaries based on satisfaction of that threshold MIP EBITDA target. Because the bonuses paid under the MIP for 2009 were not based on satisfaction of the maximum MIP EBITDA target and certain members of senior management, including each of the Named Executive Officers (other than the CEO), had satisfied certain personal goals under the SEIP for 2009, those members received additional cash bonuses under the MIP of between 15% and 24% of their base salaries. The Committee therefore on March 8, 2010 granted cash bonuses totaling $1,814,487 to the members of senior management who participated in the MIP for 2009. Each of the Named Executive Officers (other than the CEO) received cash bonuses of between $97,200 and $162,790.

        The Committee believes that the performance goals established under the MIP for 2009 as described above were sufficiently difficult to achieve in order to provide a significant incentive for the participants to improve the Company's performance during that year. The Committee also believes that such target levels did not encourage any participant to cause the Company to take any excessive risks in connection with achieving those targets.

  Long-Term Equity Incentives

        The final element of compensation for executives (other than the CEO) is long-term equity incentives, designed to align the interests of participants with those of shareholders of the Company and to encourage retention of senior executives through periodic vesting. Because of his substantial holding of shares of the Company's Common Stock derived from his role as the Company's founder, Alan S. McKim, the CEO, has always refused in the past to accept any grant by the Compensation Committee of an equity incentive, and the Committee does not believe that awarding or not awarding Mr. McKim equity compensation would have any bearing on his current 100% commitment to the goals of the shareholders of the Company. Prior to 2006 the Compensation Committee periodically issued equity awards to executives (other than the CEO) in the form of non-qualified stock options with typical 5-year vesting based upon continued employment. However, after a complete review of executive compensation in 2005, the Committee changed in 2006 its previous practice of granting stock options and now uses restricted stock. Non-performance-based restricted stock, with vesting contingent upon continued employment, is usually limited to newly hired or promoted officers. In connection with the Company's acquisition of Eveready on July 31, 2009, the Committee granted an aggregate of 32,500 non-performance-based restricted shares having a vesting period of five years to a total of six Eveready officers and also granted an aggregate of 5,500 of such restricted shares to two other newly-hired or promoted officers of the Company.

        Since 2006 the Committee has granted performance-based restricted stock awards, issued under the Company's 2000 Stock Incentive Plan, as a form of long-term equity incentive. Under a Long Term Equity Incentive Program ("LTEIP"), the Committee grants to members of the Strategic Management Council ("SMC") performance-based restricted stock awards with two-year targets and additional time vesting thereafter based upon continued employment with the Company. On May 15, 2008, the Compensation Committee granted 91,556 shares of performance-based restricted stock awards under the 2008-2009 LTEIP to 74 members of the SMC, not including the CEO. An additional 1,024 shares of performance-based restricted stock awards were issued to an executive officer who joined the Company during the second half of the year. Depending upon the level of responsibility of a particular executive within the SMC, he or she was eligible to receive performance-based restricted stock awards valued at December 31, 2007 at 30%, 40% or 60% of base compensation. Each of the Named Executive Officers, other than the CEO, received the maximum 60%. There were two separate performance goals under the 2008-2009 LTEIP, both of which were required to be achieved by the end of 2009 in order to avoid forfeiture of the restricted shares: revenue of $1.075 billion and EBITDA as a percentage of revenue ("EBITDA Margin") of 16.2%. Because the Company's revenue and EBITDA Margin for 2009 were $1.074 billion and 14.7% respectively, all of the restricted stock awarded to the Named Executive Officers and other executive officers under the 2008-2009 LTEIP was forfeited.

        On March 18, 2009 the Committee granted 59,353 performance-based restricted stock awards under a 2009-2010 LTEIP to 48 members of the SMC, not including the CEO, and on June 17, 2009 increased that number of members by two and the total amount of restricted stock awards by 1,094. In connection with the Company's acquisition of Eveready on July 31, 2009, the Committee added 12 additional members of the SMC (each of whom had been an officer of Eveready) and granted 6,597 additional performance-based restricted stock awards to them. The terms of the 2009-2010 LTEIP were similar to those of the 2008-2009 LTEIP, except that the revenue goal was increased from $1.075 billion for 2009 to $1.113 billion for 2010, and the EBITDA Margin goal was increased from 16.2% for 2009 to 16.5% for 2010. Each of the Named Executive Officers, other than the CEO, received an award valued (based upon the price of the Company's stock on December 31, 2008), at 60% of base compensation. Because the performance goals of the 2009-2010 LTEIP were not satisfied during 2009, no restricted stock awards under that LTEIP vested during 2009, but that LTEIP will remain in effect for 2010.

  Chief Executive Officer Compensation

        Acting on the recommendation of the Compensation Committee, and consistent with the general wage freeze for other executive officers, the Company's Board of Directors continued for 2009 the base salary of the CEO, Alan S. McKim, at $625,000, which was the same as the base salary he received during 2008. Because of his substantial holding of shares of the Company's Common Stock derived from his role as the Company's founder, Mr. McKim has always in the past refused to accept any grants of equity incentive.

        On March 25, 2009, the Compensation Committee established the terms of the potential CEO annual incentive bonus for 2009 under the CEO Annual Incentive Bonus Plan. The terms provided that the CEO would potentially be able to earn a cash bonus for 2009 of between $47,500 and $950,000, based upon whether the Company achieved 2009 revenues of between $1.061 billion and $1.071 billion, EBITDA of between $162.0 million and $189.0 million, and certain improvements in health, safety and compliance ("HSC") statistics based on the Company's total recordable incident rate ("TRIR") and days away, restricted activity and transfer rate of achievement ("DART"). The table below describes the respective amounts of the bonus that could potentially be earned for 2009 at the threshold, target and maximum levels for each of these criteria as established by the Committee.

        The terms of the CEO Annual Incentive Bonus Plan provide that, once the Committee has established the performance criteria and related levels of achievement for any Company fiscal year, the Committee may not thereafter change those criteria or levels for that year, except to the extent that the Committee determines that such a change (either an increase or a decrease) is necessary in order to adjust for the effects of extraordinary events (such as a material acquisition or divestiture or a change in applicable accounting rules) which affect the calculation of such criteria or levels and which become effective during such year. Following the Company's acquisition of Eveready on July 31, 2009, the Committee considered whether it should adjust the criteria or levels for the CEO's 2009 bonus. The Committee recognized that, because the acquisition would result in five months of Eveready's revenues and EBITDA being added to those of the Company for 2009, it might be easier to achieve the goals which the Committee had established in March 2009 with respect to revenues and EBITDA. However, the goals for the CEO bonus for 2009 which the Committee established in March 2009 were already generally consistent with the increased goals under the MIP (as described above) which the Committee adjusted in July 2009 to reflect the Eveready acquisition. Furthermore, because of the continued deterioration in overall economic and business conditions which had occurred between March and August 2009 and which would adversely affect the combined revenues and EBITDA of the Company and Eveready for the balance of 2009, the Committee determined that the goals established in March with respect to revenues and EBITDA would still be difficult to satisfy. The Committee also determined that the acquisition would not make it easier to achieve the goal for improvement in HSC statistics, and might in fact make it more difficult to achieve such goal because of the addition to the Company of a large number of Eveready employees who would need to become familiar with the Company's health, safety and compliance procedures. In light of these considerations, the Committee decided in connection with the Eveready acquisition not to change the criteria or levels for the potential CEO bonus for 2009 which had been established in March 2009.

        In March 2010, the Committee determined the degree to which the goals established under the CEO Incentive Bonus Plan had been achieved as set forth below:

	Minimum	Midpoint	Maximum	Achievement
Revenue
Target	$1.061Billion	$1.066 Billion	$1.071Billion	$1.074 Billion
Bonus	$47,500	$118,780	$190,000	$190,000
EBITDA
Target	$162.0 Million	$175.5 Million	$189.0 Million	$157.6 Million
Bonus	$142,500	$356,250	$570,000	$-0-
HS&C
Target	TRIR 2.45	DART 1.1	Both	TRIR = 2.2	Dart=1.28
Bonus	$95,000	$95,000	$190,000	$95,000	$-0-

Total	$285,000	$570,030	$950,000	$285,000

        The CEO Annual Incentive Bonus Plan provides that the Compensation Committee may decrease, but may not increase, the amount of the potential annual bonus for any year as calculated in accordance with the performance criteria and related levels of achievement as established for any Company fiscal year. On March 8, 2010, the Committee, with the concurrence of Mr. McKim, determined that it was appropriate to decrease the bonus payable to Mr. McKim from $285,000 to $95,000 so that such bonus would be payable based only on the Company's achievement during 2009 of improvements in the HSC statistics as described in the table above. This determination was made because, notwithstanding the Company's achievement of the revenue goal at the maximum level, the Committee and Mr. McKim concluded that such increase was primarily related to the Company's acquisition of Eveready on July 31, 2009, as opposed to internal growth, and that such acquisition had not enabled the combined company to achieve the minimum EBITDA goal established in March 2009 because of the adverse business conditions facing the Company and Eveready throughout 2009. Accordingly, on March 8, 2010, the Committee awarded to Mr. McKim a bonus of $95,000 for 2009 under the CEO Annual Incentive Bonus Plan.

        The Committee believes that the target levels established under the CEO Annual Incentive Bonus Plan for 2009 as described above were sufficiently difficult to achieve in order to provide a significant incentive for the CEO to improve the Company's performance during that year. The Committee also believes that such target levels did not encourage the CEO to cause the Company to take any excessive risks in connection with achieving those targets and that, by selecting improvements in health, safety and compliance statistics as one of the three goals for 2009, the goals were consistent with reducing overall risks.

Accounting and Tax Considerations

        Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly-held companies for compensation paid to the Named Executive Officers to the extent that annual compensation paid to any such officer exceeds $1 million unless such excess qualifies as "performance-based compensation" as defined in Section 162(m). In order to facilitate the Company's ability to fully deduct compensation paid to its executive officers, the Company has adopted, as described above under "Chief Executive Officer Compensation," the CEO Annual Incentive Bonus Plan which is structured to comply with Section 162(m) and thereby allow cash bonuses paid to the CEO under that Plan to be fully deductible for federal income tax purposes. As described above under "Performance-Based Cash Bonuses," the Company's Compensation Committee and full Board of Directors have also adopted the MIP under which the Committee can award performance-based cash bonuses to members of senior management other than the CEO. Although the terms of the MIP do not comply with all of the requirements of Section 162(m), each award which has been made to date under the MIP to any member of senior management (together with the base salary paid to such member) has been less than $1.0 million and therefore the deductibility of such awards has not been limited by Section 162(m). In 2005 and 2007, the Company's Board of Directors and shareholders also amended the Company's 2000 Stock Incentive Plan so as to permit the Compensation Committee to structure stock option grants and restricted stock awards in a manner intended to allow the compensation arising from such grants and awards to qualify as "performance-based compensation" as defined under Section 162(m). Since those amendments were approved by the Company's Board of Directors and shareholders, the Compensation Committee has structured, and intends to continue to structure, any stock option grants and restricted stock awards and to limit cash bonuses paid under the MIP in a manner which will allow full deductibility unless the Committee determines that such structuring would not be in the best interests of the Company or its shareholders.

Stock Ownership Guidelines

        The Board of Directors has established stock ownership guidelines for directors and executive officers. Directors are expected to hold at least 3,000 shares of Common Stock within three years of becoming a director, Named Executive Officers and certain other high level executive officers are expected to hold stock valued at 150% of their base salary after having received five years of long-term equity awards, and other executive officers are expected to hold stock valued at 50% of their base salary within the same time period. As of March 1, 2010, all of the Company's directors and Named Executive Officers were in compliance with the Company's stock ownership guidelines.

Employment, Termination of Employment and Change of Control Agreements

        The Company does not have employment agreements with any of its executive officers. However, the Company does provide "change of control" protection under certain stock option and restricted stock award agreements granted to executive officers. Some of those agreements provide that options or restricted stock will fully vest upon a change of control, while others provide that if an employee is involuntarily terminated or experiences a change of position and a reduction in salary or relocation within 12 months of a change of control, the employee's options and restricted stock awards become fully vested.

        In 1998, the Company adopted an Executive Retention Plan (the "Retention Plan"), for certain members of senior management. If designated to participate in the Retention Plan, each such member must sign a severance agreement and a confidentiality and non-competition agreement under which, among other matters, such member agrees not to compete with the Company for one year following termination of employment. For termination other than for cause and not related to a Change in Control (as defined in the Retention Plan and the severance agreement), the severance agreement provides for payment to the executive of base salary, offset by the amount of earnings from other employment obtained, for up to one year after termination of employment. The amount of such base salary will be at the rate in effect at the time of termination of employment, payable periodically in accordance with the Company's normal executive salary payment polices, plus up to one year of continued medical, dental, life insurance and other benefits, if any, available to the executive at the time of his or her termination of employment.

        Under the Retention Plan, in the event of a Change in Control, an executive who participates in the Retention Plan will receive severance benefits equal to one year's base salary and benefits if his or her employment with the Company is terminated for any reason within 30 days after a Change in Control. Also, an executive shall be entitled to receive the same severance benefits if the executive does not receive a position equal to the position that the executive held prior to the Change in Control or if the primary work location is not within 30 miles of such location prior to the Change in Control. If the executive accepts a position with the successor corporation after the Change in Control, and, within two years of the Change in Control, the executive's position changes so as not to be equal to his or her position prior to the Change in Control, then the executive shall be entitled to the same severance benefits. Under the severance agreement, one year's base salary is payable within 30 days after termination of employment relating to a Change in Control.

Report of Compensation Committee

        The following independent directors, who constitute the Compensation Committee, have reviewed the foregoing Compensation Discussion and Analysis with the Company's management and recommended that it be included in this proxy statement.

Daniel J. McCarthy, Chairman Eugene Banucci John P. DeVillars Lorne R. Waxlax

 SUMMARY COMPENSATION TABLE

        The following table sets forth compensation information for (i) the Chief Executive Officer, (ii) the Chief Financial Officer and (iii) the three other most highly compensated executive officers of the Company and its subsidiaries that were serving as executive officers at the end of 2009 (such five executives being collectively the "Named Executive Officers"). The "Stock Awards" and "Total" columns in the table include values for restricted shares which are subject to performance and/or time vesting and which, in the case of such performance awards, are valued based on the probable outcome of the performance conditions as of the respective grant dates. However, the Named Executive Officers may never realize any value from those awards, or the amounts realized may differ materially from the amounts listed in the Summary Compensation Table and related footnotes. In addition, such restricted shares are reported in several different tables in this proxy statement. For that reason, investors should take care to not "double count" the value of such awards.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation(1)	All Other Compensation	Total
Alan S. McKim	2009	$625,000	—	—	—	$95,000	$552	$720,552
Chairman of the Board,	2008	$625,000	—	—	—	—	$552	$625,552
President and Chief	2007	$533,333	$675,000	—	—	—	$552	$1,208,885
Executive Officer
James M. Rutledge	2009	$365,000	$50,000	—		$162,790	$1,032	$578,822
Executive Vice President and	2008	$350,000	—	$207,143	—	$292,001	$1,032	$850,176
Chief Financial Officer	2007	$275,000	—	$119,192	—	$191,442	$1,182	$586,816
Eric W. Gerstenberg	2009	$275,000	—	—	—	$116,463	$240	$391,703
Executive Vice President –	2008	$275,000	—	$207,143	—	$220,000	$240	$702,383
Environmental Services*	2007	$263,542	—	$108,366	—	$186,903	$216	$559,027
David M. Parry	2009	$295,833	—	—	—	$108,124	$1,279	$405,237
Executive Vice President –	2008	$275,000	—	$207,143	—	$220,000	$4,732	$706,875
Energy and Industrial Services*	2007	$261,458	—	$108,366	—	$186,078	$5,025	$560,927
Brian P. Weber	2009	$247,500	$100,000	—	—	$97,481	$1,646	$446,627
Executive Vice President –
Corporate Planning and
Development*(4)

*
Clean Harbors Environmental Services, Inc.

(1)
Except for the bonus which the Company's full Board of Directors granted to Mr. McKim for 2007 (prior to the adoption of the CEO Annual Incentive Bonus Plan) and the bonuses granted in 2009 to Mr. Rutledge and Mr. Weber related to the successful completion of the Company's acquisition of Eveready, the Compensation Committee granted all of the bonuses to the Named Executive Officers described in the table pursuant to (i) in the case of the Mr. McKim, the CEO Annual Incentive Bonus Plan, or (ii) in the case of the other Named Executive Officers, the MIP. Except for the CEO Annual Incentive Bonus Plan and the MIP, the Company did not have during 2009, 2008 or 2007 any non-equity incentive plan, long-term cash incentive plan, pension plan or deferred compensation plan under which any of the Named Executive Officers participated.

(2)
The fair value of stock awards is computed in accordance with FASB ASC Topic 718 based on the probable outcome of the performance conditions as of the respective dates of grant. For the performance awards granted in 2009, management believed at the grant date that it was not then probable that the performance targets at any level providing for vesting would be achieved, and therefore no grant date fair value has been reported. If all of the performance criteria included in the 2009 grants were to be satisfied, the maximum values of the stock awards on the grant dates (based on the closing price of the Company's common stock on such dates) would have been $157,055 for Mr. Rutledge, $118,315 for Mr. Gerstenberg, $118,315 for Mr. Parry, and $101,107 for Mr. Weber. For the performance awards granted in 2008, as of the grant date management believed that the performance targets at a level providing for vesting were probable of being achieved; however, as of December 31, 2009, the performance targets were not met and therefore all of the performance stock awarded to the Named Executive Officers and other executive officers in 2008 was forfeited. For a description of the assumptions used in determining these values, see Note 16, "Stock-Based Compensation and Employee Participation Plan," to the consolidated financial statements contained in the Company's Form 10-K for the year ended December 31, 2009.

(3)
The Company did not grant any stock options to any of the Named Executive Officers during 2009, 2008 or 2007.

(4)
Mr. Weber was not a Named Executive Officer during 2008 or 2007.

 GRANTS OF PLAN-BASED AWARDS

        The following table sets forth, for each of the Named Executive Officers, (i) the threshold, target and maximum of the potential cash bonuses which the Compensation Committee approved, subject to achievement of certain specified performance criteria, for payment during the first quarter of 2010 for the year ended 2009 under either the CEO Annual Incentive Bonus Plan or the MIP, and (ii) the restricted and performance shares granted during 2009 under the Company's 2000 Stock Incentive Plan. The actual amounts of the cash bonuses which were paid for 2009 under the CEO Annual Incentive Bonus Plan and the MIP, based on the extent of such achievement, to each of the Named Executive Officers are described above in the Summary Compensation Table. During 2009, there were no stock options, stock appreciation rights or other similar plan-based equity awards granted to the Named Executive Officers, and the only grants awarded to such officers under non-equity incentive plans potentially providing for future payouts were the rights described in the table to receive potential cash bonuses during the first quarter of 2010 pursuant to the CEO Annual Incentive Bonus Plan or MIP for 2009. Furthermore, no stock options or other awards to the Named Executive Officers were repriced or otherwise modified during 2009.

					Restricted and Performance Stock Awards
		Potential Cash Bonuses Under CEO Annual Incentive Bonus Plan or MIP
					No. Shares	Grant Date Fair Market Value of Stock Awards(1)
Name	Grant Date	Threshold	Target	Maximum
Alan S. McKim	3/25/09	$47,500	$570,000	$950,000	—	—
James M. Rutledge	3/12/09	$73,000	$219,000	$292,000	—	—
	3/18/09	—	—	—	3,523	157,055
Eric W. Gerstenberg	3/12/09	$55,000	$165,000	$220,000	—	—
	3/18/09	—	—	—	2,654	118,315
David M. Parry	3/12/09	$59,167	$177,500	$236,667	—	—
	3/18/09	—	—	—	2,654	118,315
Brian P. Weber	3/12/09	$49,500	$148,500	$198,000
	3/18/09				2,268	101,107

(1)
The fair value of the awards is computed in accordance with FASB ASC Topic 718. If the Company does not achieve the performance goals by December 31, 2010, the shares will be forfeited in their entirety. For a description of the assumptions used in determining these values, see Note 16, "Stock-Based Compensation and Employee Participation Plan," to the consolidated financial statements contained in the Company's Form 10-K for the year ended December 31, 2009.

 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The following table sets forth the equity awards held at December 31, 2009 by each of the Named Executive Officers.

	Option Awards
	Number of Shares Underlying Unexercised Stock Options Exercisable	Number of Shares Underlying Unexercised Options Unexercisable			Stock Awards
Name			Option Exercise Price	Option Expiration Date	Number of Shares that Have Not Vested	Market Value of Shares that are not Vested
Alan S. McKim	—	—	—	—	—	—
James M. Rutledge	—	—	—	—	7,157	$426,629
Eric W. Gerstenberg	—	—	—	—	3,358	$200,170
David M. Parry	8,500	—	$12.98	2/21/2013	3,358	$200,170
Brian P. Weber	2,000	—	$2.26	9/26/2011	2,930	$174,657
	4,000	—	$12.98	2/21/2013

OPTION EXERCISES AND STOCK VESTED

        The following table shows for each of the Named Executive Officers the aggregate number of any options exercised, the value realized (market value of underlying shares on exercise minus the exercise price), and the number of restricted shares and the fair value of restricted shares vested during 2009. The high and low sales prices of the Company's Common Stock in 2009 were $65.18 and $40.90. The last sale price at year-end was $59.61. No stock appreciation rights ("SARs") were exercised during 2009 or held by such individuals at year-end.

	Options		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired or Vested	Value Realized on Vesting
Alan S. McKim	—	—	—	—
James M. Rutledge	—	—	3,795	$195,331
Eric W. Gerstenberg	—	—	849	$40,577
David M. Parry	—	—	849	$40,577
Brian P. Weber	—	—	798	$38,137

 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

        The following table sets forth for each of the Named Executive Officers the amounts which would potentially become payable under existing plans and arrangements if the executive's employment had been terminated or a change of control had occurred on December 31, 2009. These potential payments reflect the executive's level of compensation and term of service as of such date.

Name	Benefit(1)	Before Change in Control Termination w/o Cause or for Good Reason(2)	Voluntary Termination	Change in Control(3)
Alan S. McKim	—	—	—	—
	—	—	—	—
	—	—	—	—
James M. Rutledge	Stock Option Vesting Acceleration	—	—	—
	Restricted Stock Vesting Acceleration	—	—	$426,629
	Key Employee Retention Plan	$365,000	—	$365,000	(4)
Eric W. Gerstenberg	Stock Option Vesting Acceleration	—	—	—
	Restricted Stock Vesting Acceleration	—	—	$200,170
	Key Employee Retention Plan	$275,000	—	$275,000	(4)
David M. Parry	Stock Option Vesting Acceleration	—	—	—
	Restricted Stock Vesting Acceleration	—	—	$200,170
	Key Employee Retention Plan	$295,833	—	$295,833	(4)
Brian P. Weber	Stock Option Vesting Acceleration	—	—	—
	Restricted Stock Vesting Acceleration	—	—	$174,657
	Key Employee Retention Plan	—	—	—

(1)
The fair value of the stock options and restricted stock is computed using the December 31, 2009 stock price of $59.61.

(2)
Executive is eligible for payment of base salary until the first to occur of one year or earlier employment, as well as up to one year of continued medical, dental, life insurance and other benefits, if any, and $15,000 in out-placement services.

(3)
Executive is also eligible for up to one year of continued medical, dental, life insurance, other benefits, if any, and $15,000 in out-placement services.

(4)
Assumes employment is terminated either (i) for any reason within 30 days after a change of control or (ii) without cause within one year after a change of control.

 AMENDMENT OF ARTICLES OF ORGANIZATION
(Item 2 on Proxy Form)

        On March 8, 2010, the Company's Board of Directors adopted, subject to shareholder approval, an amendment of the Company's Articles of Organization (as amended and restated to date) to (i) increase the number of authorized shares of Common Stock from 40,000,000 to 100,000,000 and (ii) reduce the number of authorized shares of preferred stock, $.01 par value "Preferred Stock"), from 1,080,415 to 968,415 and remove from the Articles of Organization the description of one previously designated series of Preferred Stock. The form of that amendment as adopted by the Company's Board of Directors (the "Articles of Amendment") is attached to this proxy statement as Exhibit A. The increase in the number of authorized shares of Common Stock and the changes with respect to the authorized shares of Preferred Stock are set forth in Articles III and IV in the Articles of Amendment.

        Under the Company's Articles of Organization as now in effect, the Company is authorized to issue up to 40,000,000 shares of Common Stock. As of March 15, 2010, the Company had outstanding 26,249,155 shares of Common Stock and, as described below in this proxy statement under "2010 Equity Incentive Plan," had reserved for potential future issuance an aggregate of 179,024 additional shares upon exercise of stock options then outstanding under the Company's equity incentive plans and 429,177 shares for potential future sale under the Company's Employee Stock Purchase Plan. If the shareholders approve the Company's 2010 Equity Incentive Plan as described in that section of this proxy statement, the number of shares of Common Stock reserved for potential future issuance under the Company's equity incentive plans and Employee Stock Purchase Plan will increase from such aggregate of 608,201 shares to an aggregate of 3,608,201 shares. Accordingly, as of March 15, 2010, the Company had 10,142,644 authorized shares of Common Stock which were not either already reserved for potential future issuance or, if the shareholders approve the 2010 Stock Incentive Plan, will be reserved for potential future issuance.

        If the increase in the number of authorized shares of Common Stock set forth in the Articles of Amendment is approved by the shareholders, the Company will be able to issue the additional authorized shares in the future for any proper corporate purpose including, without limitation, stock splits and stock dividends, financings, acquisitions, other business transactions, and equity incentive and employee benefit plans. Except as required by law, Securities and Exchange Commission rules or the listing requirements of the New York Stock Exchange or any other stock exchanges upon which the Company's Common Stock may then be listed, the Company's Board of Directors will be authorized to issue such additional shares upon such terms as the Board of Directors deems appropriate without further shareholder approval. Such listing requirements generally require further shareholder approval for adoption of equity incentive plans or acquisitions or other corporate transactions potentially involving the issuance of 20% or more of the number of the Company's then outstanding primary shares. Shares of the Company's Common Stock, including the proposed additional shares, do not have preemptive or similar rights, which means that the current shareholders do not have the right to purchase any new shares in order to maintain their proportionate ownership in the Company. Holders of Common Stock are not entitled to dividends except as declared by the Board of Directors, and the Board of Directors has never declared any such dividends in the past. The Company has no plans to pay such dividends in the foreseeable future, and its current financing agreements would restrict the amount of any such dividends.

        The proposed increase in the number of authorized shares of Common Stock will provide the Company with greater flexibility to declare future stock splits or stock dividends upon the then outstanding shares of Common Stock and to enter into future financings, acquisitions and other business transactions. While the proposed increase in the number of authorized shares of Common Stock will not have any immediate effect on existing shareholders, the future issuance of additional shares of Common Stock (other than in connection with stock splits and stock dividends) will dilute the percentage ownership of the current shareholders and could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company. As described above in this proxy statement under "Election of Directors," the Company now has a Board of Directors consisting of three classes (of which one class is elected annually), and the inability of an acquirer or potential acquirer to replace all of the directors at a single meeting of shareholders may also make it more difficult for an acquirer or potential acquirer to acquire control of the Company. Other than in connection with the Company's existing equity incentive plans and Employee Stock Purchase Plan and the proposed 2010 Equity Incentive Plan, the Company has no present intention or plans to issue any significant number of shares of Common Stock. In particular, the Company is not now engaged in any pending or proposed acquisitions or other corporate transactions which would require an increase in the number of currently authorized shares of Common Stock.

        Under the Company's Articles of Organization as now in effect, the Company is also authorized to issue up to 1,080,415 shares of Preferred Stock in one or more series, each having such voting powers, designations, preferences and relative, participating, optional or other special rights as may be determined from time to time by the Company's Board of Directors. On January 4, 1993, the Company's Board of Directors designated 156,416 of the authorized shares of Preferred Stock as Series B Convertible Preferred Stock and, on February 16, 1993, the Company issued 112,000 shares of such Series B Convertible Preferred Stock as partial consideration for an acquisition and reserved the 44,416 designated but unissued shares of Series B Convertible Preferred Stock for potential issuance in connection with another proposed acquisition. However, that other proposed acquisition was not completed and the Board has never authorized the issuance of any of those 44,416 designated but unissued shares of Series B Convertible Preferred Stock for any other purpose. Subsequent to February 16, 1993, all of the 112,000 shares of Series B Convertible Preferred Stock which were issued have been converted into Common Stock in accordance with the terms of the Series B Convertible Preferred Stock. The Articles of Amendment (i) reduce by 112,000 the total number of authorized shares of Preferred Stock to reflect that the shares of Series B Convertible Preferred Stock which were issued and converted are no longer authorized and (ii) remove the description of the rights and privileges of the Series B Convertible Preferred Stock. Under the Articles of Organization, as amended by the Articles of Amendment, the Board may in the future designate, along with the 923,999 previously authorized shares of Preferred Stock which have never been designated by the Board into any series, the 44,416 shares of Preferred Stock which were originally designated as Series B Convertible Preferred Stock but which have never been issued.

        Approval of the amendment of the Company's Articles of Organization as described above and in the Articles of Amendment attached as Exhibit A to this proxy statement will require the affirmative vote of the holders of a majority of the total outstanding shares of Common Stock. Unless otherwise specified therein, shares represented by the enclosed proxy will be voted at the Annual Meeting in favor of approval of the Articles of Amendment. The Board of Directors recommends that shareholders vote "FOR" such approval.

 APPROVAL OF 2010 STOCK INCENTIVE PLAN
(ITEM 3 ON PROXY FORM)

        On March 8, 2010, the Company's Board of Directors adopted, subject to shareholder approval, the Clean Harbors, Inc. 2010 Stock Incentive Plan (the "2010 Plan"). The Board adopted, and recommends that the shareholders approve, the 2010 Plan because the Company's existing equity incentive plan, which is the 2000 Stock Incentive Plan (the "2000 Plan"), will expire in accordance with its terms on April 25, 2010, which will be ten years after the adoption of that Plan by the Company's Board of Directors. Following the expiration of the 2000 Plan, no further awards may be granted thereunder, and unless a new equity incentive plan becomes effective, the Company will generally be unable to grant equity incentives to its employees, directors, consultants and advisors. The Board believes that such future grants are important to the Company and its shareholders in order to enable the Company to attract, retain and reward highly qualified officers, directors, consultants and advisors and to motivate them to promote the Company's long-term growth, profitability and success. As discussed under "Compensation Discussion and Analysis" above in this proxy statement, the use of long-term equity incentives is a major portion of the Company's compensation programs.

        The 2010 Plan provides for awards ("Awards") of up to 3,000,000 shares of Common Stock (subject to certain anti-dilution adjustments as described below) in the form of (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Restricted Stock Units, and (v) Other Stock-Based Awards. The Plan will be administered by the Compensation Committee of the Company's Board of Directors composed of not less than two independent directors (the "Committee") except that, in the case of any Awards granted under the 2010 Plan to non-employee directors of the Company, such Awards will be made and administered by the full Board of Directors. References below to the "Committee" shall mean the full Board of Directors with respect to any such Awards to non-employee directors of the Company. Under the 2010 Plan, all employees, directors, consultants and advisors of the Company or any of its subsidiaries are eligible to participate to the extent the Committee, in its discretion, shall grant Awards to them. A copy of the 2010 Plan is attached as Exhibit B to this proxy statement.

        The 2010 Plan is designed in part to enable the Company to provide certain forms of performance-based compensation to senior executive officers that will meet the requirements for tax deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Section 162(m) of the Code provides that, subject to certain exceptions, the Company may not deduct compensation paid to any one of certain officers in excess of $1 million in any one year. Section 162(m) excludes from the $1 million limitation on tax deductibility performance-based compensation meeting certain requirements. Awards under the 2010 Plan that are intended to satisfy the Section 162(m) performance-based compensation exception shall be subject to the terms and conditions of the 2010 Plan. If the 2010 Plan is approved by the shareholders, the Company expects that the compensation expense for all Stock Options and Stock Appreciation Rights ("SARs") paid in accordance with the 2010 Plan, and for certain grants of performance-vesting Restricted Stock, Restricted Stock Units and Other Stock-Based Awards, will be deductible as performance-based compensation not subject to the $1 million limitation on deductibility.

        As described more fully below, the 2010 Plan contains the following provisions:

  •
  Repricing of Stock Options or SARs is not permitted without shareholder approval.

  •
  The exercise price of Stock Options and SARs must be at least 100% of the fair market value of the Company's Common Stock on the date of the grant.

  •
  "Reload" Stock Options or SARs, which would permit a participant to exercise and at the same time renew the Option or SAR, are not authorized.

  •
  Minimum vesting requirements include: (a) time-vesting Stock Options and SARs may not vest in full until three years after the date of the grant; (b) time-vesting Restricted Stock, Restricted Stock

    Units and Other Stock-Based Awards may not vest in full until at least three years after the grant date; and (c) performance-vesting Restricted Stock, Restricted Stock Units and Other Stock-Based Awards must have a performance period of at least one year and not more than five years.

  •
  Only shares under an Award that expires according to its terms, and shares that are forfeited, terminated, canceled or surrendered (in each case) without having been exercised or settled, or that can be paid only in cash, will be available again for grant.

  •
  Shareholder approval is required for material amendments to the 2010 Plan, and NYSE and other rules currently require that all material amendments be approved by shareholders.

  •
  Except to the extent that the Company's full Board of Directors will administer the Plan with respect to any Awards granted to the Company's non-employee directors, the Board's Compensation Committee, composed solely of two or more independent directors, will administer the 2010 Plan.

        The 2000 Plan is now the only plan in effect under which awards may be granted to the Company's employees, directors consultants and advisors, although the Company also has an Employee Stock Purchase Plan under which employees of the Company and its subsidiaries may purchase shares of Common Stock at 85% of their current market price. As of March 15, 2010, there were outstanding under the 2000 Plan stock options for an aggregate of 162,724 shares of Common Stock (of which options for 15,460 shares were then vested), and restricted stock awards for an aggregate of 147,264 shares which are subject to certain vesting and performance restrictions and will be forfeited if such vesting and performance restrictions are not satisfied. Although no additional awards can be made under the 2000 Plan after that Plan expires on April 25, 2010, the stock options and restricted stock awards which are outstanding on the expiration date will remain in effect until such options are exercised or terminated, or such restricted shares vest or are forfeited, in accordance with the terms of the respective option or restricted stock agreements. The Company also previously had in effect an earlier equity incentive plan (the "1992 Plan") under which the Committee could grant stock options, restricted stock, performance stock units, and stock appreciation rights. The 1992 Plan expired on March 15, 2002, although stock options outstanding under the 1992 Plan (for a maximum of 16,300 shares as of March 15, 2010) may continue to be exercised until such options expire or are terminated in accordance with their respective terms.

Summary of Principal Terms of the 2010 Plan

        The 2010 Plan provides that the Committee may grant Awards for up to 3,000,000 shares of Common Stock (subject to certain anti-dilution adjustments as described below under "Certain Adjustments"). If any Award in respect of shares of Common Stock expires or is terminated before exercise or is forfeited for any reason, the shares of Common Stock subject to such Award, to the extent of such expiration, termination or forfeiture, will again become available for award under the 2010 Plan. All employees, directors, consultants and advisors of the Company or any of its subsidiaries are eligible to participate in the Plan to the extent the Committee, in its discretion, shall grant Awards to them.

        Types of Awards.    At the discretion of the Committee, Awards may be made in any of the following types:

          Stock Options.    Stock Options entitle the participant receiving the Award, following the satisfaction of any vesting or performance criteria specified therein, to purchase during the remaining term of the Option up to the maximum number of shares of Common Stock covered by the Option at the exercise price specified therein. Under the 2010 Plan, Options may be either incentive stock options ("ISOs") which, as described below, qualify for special federal income tax treatment under Section 422 of the Code, or options which do not qualify for special tax treatment ("Non-Qualified Stock Options"). In accordance with the applicable provisions of the Code, ISOs may be awarded only to employees of the Company and its subsidiaries, but Non-Qualified Stock Options may be granted to employees, directors, consultants and advisors of the Company and its subsidiaries. In connection with each grant of a Stock Option, the Committee shall determine whether such Stock Option will be an ISO or a Non-Qualified Stock Option, the number of shares covered by the Option, the exercise price, the term of the Option, any vesting or performance criteria applicable to exercise of the Option, and any other conditions and limitations applicable to the Option. However, the 2010 Plan provides that the exercise price of all Stock Options shall not be less than 100% of the fair market value of the Common Stock on the date of award, provided that if the Committee approves the grant of an Option with an exercise price to be determined on a specified future date, the exercise price shall be not less than 100% of the fair market value on such future date. Furthermore, if the grantee of an ISO then owns more than 10% of the voting power of all classes of the Company's capital stock then outstanding, the exercise price shall be not less than 110% of the fair market value of the Common Stock on the date of award. Under the 2010 Plan, Stock Options may be exercisable for not more than ten years after the date the Option is awarded. The 2010 Plan permits the following forms of payment of the exercise price of Stock Options: (i) payment by cash, check or in connection with a "cashless exercise" through a broker, (ii) subject to certain conditions, surrender to the Company of shares of the Company's Common Stock, (iii) subject to certain conditions, delivery to the Company of a promissory note, (iv) any other lawful means as determined by the Company's Board of Directors, or (v) any combination of these forms of payment.

          Stock Appreciation Rights.     A Stock Appreciation Right ("SAR") is an Award entitling the holder, upon exercise, to receive an amount in cash or Common Stock or a combination thereof determined by reference to the amount of appreciation, from and after the date of the Award was granted, in the fair market value of a share of the Company's Common Stock. SARs may be granted independently of or in tandem with Stock Options. For purposes of determining the number of SARs which may be granted consistent with the overall limitation that Awards may be granted under the 2010 Plan with respect to up to 3,000,000 shares of Common Stock (subject to certain anti-dilution adjustments as described below), a SAR granted in tandem with a Stock Option shall be deemed to relate to the number of shares of Common Stock covered by the Stock Option. Any SAR granted without a related Stock Option shall be deemed to relate to the number of shares of Common Stock covered by such SAR, except that any such SAR which can be settled only in cash shall not be counted against the share limitation.

          Restricted Stock.    An Award of Restricted Stock entitles the participant to acquire shares of Common Stock subject to such conditions and restrictions as the Committee shall determine, which will normally include a right of the Company, during a specified period or periods, to repurchase such shares at their original purchase price (or to require forfeiture of such shares) upon the participant's termination of employment. Subject to the provisions of the 2010 Plan, the Committee may determine the duration of the restricted period during which, and the conditions under which, the shares may be forfeited to or repurchased by the Company, and the other terms and conditions of such Awards. The Committee may also establish performance criteria (such as with respect to increases in the Company's revenues or earnings before interest, taxes, depreciation and amortization ("EBITDA")) which must be satisfied before participants will have the right to retain Restricted Stock. The Committee may also thereafter modify or waive the restrictions with respect to any Restricted Stock. Shares of Restricted Stock may be issued for consideration equal to less than the fair market value of the Common Stock on the date of Award, or for no consideration. A participant shall have all the rights of a shareholder with respect to the Restricted Stock including voting and dividend rights, subject to transferability restrictions and Company repurchase or forfeiture rights and any other conditions contained in the Award.

          Restricted Stock Units.     Restricted Stock Units entitle the recipient to receive shares of Common Stock to be delivered at the time such Awards vest pursuant to the terms and conditions established by the Committee at the time of the Award. As in the case of Restricted Stock Awards, such terms and conditions may include, at the Committee's discretion, either or both of time vesting or performance criteria. Unlike a grant of Restricted Stock, a grant of Restricted Stock Units does not entitle the participant to the rights of a shareholder, such as voting and dividend rights, until such time as such Units have vested, and the underlying shares of Common Stock have been duly transferred to the participant on the books of the Company.

          Other Stock-Based Awards.     Under the 2010 Plan, the Committee will also have the ability to grant Other Stock-Based Awards consisting of unrestricted shares of Common Stock or other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock but which are not Stock Options, SARs, Restricted Stock or Restricted Stock Units. Such Awards will generally be made under circumstances where the Committee determines they are in the Company's best interests in order to induce participants to take certain actions (such as to accept employment or provide services on terms advantageous to the Company) or where the Committee is satisfied that the recipients of such Awards have already provided substantial services or other benefits to the Company. However, in no event may Other Stock-Based Awards involving more than a total of 300,000 shares of Common Stock (subject to certain anti-dilution adjustments as described below) be issued under the 2010 Plan to all participants in the aggregate.

        Granting of Awards.    Each Award may be made alone, in addition to, or in relation to any other Award. The terms of each Award need not be identical, and the Committee need not treat participants uniformly. Except as otherwise provided by the 2010 Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of grant or at any time thereafter.

        Outstanding Awards.    Awards may not be made under the 2010 Plan after May 10, 2020, but outstanding Awards may extend beyond such date. Common Stock subject to Stock Options or Restricted Stock Awards which expire or are terminated prior to exercise, and Common Stock which has been forfeited under the terms of Restricted Stock Awards, will be available for future Awards under the Plan. Both treasury shares and authorized but unissued shares may be used to satisfy Awards under the Plan. Any proceeds received by the Company from transactions under the Plan will be used for the general purposes of the Company.

        Transferability of Awards.    Except as may otherwise be provided in an Award, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the participant to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an ISO, pursuant to a qualified domestic relations order. During the life of the participant, Awards are generally exercisable only by the participant.

        Administration.    The Committee (which term, as described above, means the full Company's full Board of Directors with respect to any Award granted to a non-employee director of the Company) will serve as the administrator of the 2010 Plan. In such capacity, the Committee will determine, from among those employees, directors, consultants and advisors eligible to receive Awards, those to whom Awards should be granted and the type of Awards to be granted to them. In addition, subject to certain limitations, the Committee has authority to resolve any disputes arising under the terms of the outstanding Awards.

        Certain Adjustments.    In the event that any stock splits, stock dividends, recapitalizations, spin-offs or other similar changes in capitalization affecting the Company's Common Stock shall become effective while the 2010 Plan is in effect (and subsequent to the Plan's expiration, with respect to outstanding Awards), the Committee shall make appropriate adjustments in connection with the 2010 Plan and any outstanding Awards to reflect such events.

        The 2010 Plan also contains provisions addressing the consequences of any "Reorganization Event," which is defined as (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Company's Common Stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled or (b) any exchange of all of the Company's Common Stock for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company. In connection with a Reorganization Event, the Company's Board of Directors may take any one or more of the following actions as to all or any outstanding Awards on such terms as the Board determines: (i) provide that Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice, provide that all unexercised options or other unexercised Awards will become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised within a specified period following the date of such notice, (iii) provide that outstanding Awards will become realizable or deliverable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of the Company's Common Stock will receive upon consummation thereof a cash payment ("Acquisition Price") for each share surrendered in the Reorganization Event, make or provide for a cash payment to an Award holder equal to (A) the Acquisition Price times the number of shares of Common Stock subject to the holder's Awards (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise price of all the holder's outstanding Awards, in exchange for the termination of such Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof), or (vi) any combination of the foregoing.

        The Company's Board of Directors, subject to the provisions of Section 409A and any other requirements of the Code, may at any time provide that any Award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

        Provisions for Foreign Participants.    The Committee may modify the form of Awards granted to participants who are foreign nationals or employed outside the United States or establish additional terms and procedures under the 2010 Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

        Amendment and Termination.    The Company's Board of Directors may amend, suspend, or terminate the Plan or any portion thereof at any time. However, no amendment shall be made without shareholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement, including any requirements of the New York Stock Exchange (or any other exchange on which the Company's Common Stock may then be listed) or for exemptive relief under Section 16(b) of the Securities Exchange Act of 1934, or any successor provision. Accordingly, shareholder approval will be required for any amendment that increases the number of shares of Common Stock subject to the 2010 Plan (other than in connection with an adjustment upon a change in capitalization) or makes any change in the class of employees, directors, consultants or advisors of the Company eligible to be granted Awards by the Committee under the Plan.

        If the Company's shareholders approve the 2010 Plan, it will become effective and remain in effect until its expiration on May 10, 2020 unless earlier terminated by the Company's Board of Directors. If the Company's shareholders do not approve the 2010 Plan, the Plan will not go into effect and the Committee will not grant any Awards under the Plan. In such event, the Company's Board of Directors will consider whether to adopt alternative arrangements based on its assessment of the Company's needs.

Certain Tax Information

        Incentive Stock Options.    For federal income tax purposes, no taxable income results to the optionee upon the grant of an ISO, or upon the issuance of shares to the optionee upon the exercise of the ISO, and no deduction is allowed to the Company upon either the grant or the exercise of the ISO. Rather, if shares acquired upon the exercise of an ISO are not disposed of either within the two-year period following the date the option is granted or within the one-year period following the date the shares are transferred to the optionee pursuant to exercise of the ISO, the difference between the amount realized on any disposition thereafter and the option price will be treated as long-term capital gain or loss to the optionee. If a disposition occurs before the expiration of the requisite holding period, then the optionee will generally recognize ordinary compensation income in the amount of the fair market value of the shares at the time of exercise of the ISO, less the exercise price; however, the amount includible in the employee's compensation income (and the amount deductible by the Company as compensation expense) cannot exceed the employee's actual gain on disposition. Any excess of the amount realized by the optionee on disposition over the fair market value of the shares at the time of exercise will generally be treated as capital gain. The 2010 Plan requires each employee granted an ISO under the Plan to notify the Committee in the event that the optionee disposes of Common Stock acquired upon exercise of an ISO either within the two-year period following the date the ISO was granted or within the one-year period following the date the optionee receives Common Stock upon the exercise of an ISO. If an optionee is required to recognize ordinary income as a result of a disqualifying disposition of shares acquired upon exercise of an ISO, the Company will be entitled (subject to certain limitations on employee remuneration in excess of $1 million under Section 162(m) of the Code as described below) to a corresponding deduction from its taxable income provided the Company complies with certain reporting requirements. Any such increase in the taxable income of the optionee or deduction from the taxable income of the Company attributable to such disposition is treated as an increase in taxable income or a deduction from taxable income in the taxable year in which the disposition occurs.

        "Alternative minimum taxable income" in excess of a taxpayer's exemption amount is subject to the alternative minimum tax, which is currently imposed at a rate of 26% to 28% on individuals and is payable to the extent it exceeds the regular income tax. The excess of the fair market value on the date of exercise over the option price of shares acquired on exercise of ISOs generally constitutes an item of alternative minimum taxable income for the purpose of the alternative minimum tax. The optionee's basis for the shares acquired for regular income tax purposes will not be increased by the amount of alternative minimum taxable income recognized on exercise, but the optionee may be able to recover the amount of his or her alternative minimum tax liability through the alternative minimum tax credit against future gain from sale of the stock.

        If the aggregate fair market value (determined at the time the option is granted) of the shares of Common Stock covered by ISOs granted to an individual optionee which become exercisable for the first time in a calendar year exceeds $100,000, the amount of the excess will not be treated as shares acquired through exercise of an ISO.

        Non-Qualified Stock Options.    For federal income tax purposes, a person who is granted a Non-Qualified Stock Option will not realize taxable income at the date of grant; however, an optionee who thereafter exercises such an option will be deemed to have received compensation income in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise. The optionee's basis for such shares will be increased from the option price by the amount which is deemed compensation income. For the year in which a Non-Qualified Stock Option is exercised, the Company will be entitled (subject to certain potential limitations under Section 162(m) of the Code as described below) to a deduction in the same amount as the optionee is required to include in his or her income provided the Company withholds and deducts as required by law. When the optionee disposes of such shares, he or she will recognize either long-term or short-term capital gain or loss based upon the holding period between the respective dates of exercise and sale.

        Stock Appreciation Rights.    A participant will not realize taxable income upon the grant of a Stock Appreciation Right. A participant generally will recognize compensation income upon the exercise of a SAR equal to the amount of the cash and the fair market value of any Common Stock received. Upon the sale of the stock, the participant will recognize capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant holds the stock for more than one year from the exercise date and otherwise will be short-term.

        Restricted Stock.    A recipient of Restricted Stock generally will be subject to tax at ordinary income rates at the time the Common Stock is no longer subject to a substantial risk of forfeiture (i.e. at vesting) in the amount by which the fair market value of the Common Stock at the time of vesting exceeds the amount (if any) paid for such stock. If Restricted Stock is forfeited before vesting, the participant generally will recognize ordinary gain or loss equal to the amount received (if any) by the participant upon forfeiture, minus the amount initially paid (if any) by the participant for the Restricted Stock.

        Notwithstanding the foregoing, a recipient of Restricted Stock who makes an election under Section 83(b) of the Code within 30 days of the date of grant of the Restricted Stock will generally recognize ordinary income on the date of grant, in an amount equal to the fair market value of the shares of Restricted Stock at the time (measured as if the shares were unrestricted and could be sold immediately), minus the amount (if any) paid for such stock. In that case, subsequent increases or decreases in the value of the shares will not be taxed as compensation but generally will be recognized as capital gain or loss at such time as the participant sells or otherwise disposes of such shares. If the Section 83(b) election has been made, no taxable income will normally be realized at the time of vesting (when the shares subject to such election are no longer subject to a substantial risk of forfeiture). If the shares subject to such election are forfeited before vesting, the recipient will generally be entitled to claim a capital loss equal to the amount of income (if any) that was initially recognized at the time of the Section 83(b) election, plus the amount (if any) actually paid for such Restricted Stock, minus the amount (if any) received by the participant upon forfeiture.

        Upon sale of the shares after vesting, the holding period to determine whether the recipient has long-term or short-term capital gain or loss begins when the restriction period expires (or upon earlier grant of the Restricted Stock, if the recipient elected immediate realization of income under Section 83(b) of the Code).

        For the year in which any ordinary income is realized by a recipient of Restricted Stock, the Company will be entitled (subject to certain potential limitations in Section 162(m) of the Code as described below) to a deduction in the same amount as the recipient is required to include in his or her income, provided the Company withholds and deducts as required by law.

        Restricted Stock Units.    A participant will not recognize income upon the grant of a Restricted Stock Unit, and a participant is not permitted to make a Section 83(b) election with respect to a Restricted Stock Unit. When a Restricted Stock Unit vests, the participant will recognize income on the vesting date in an amount equal to the then fair market value of the Common Stock underlying the Award on the vesting date less the purchase price, if any, provided for in the Award. When the participant subsequently sells the shares of Common Stock which were received upon the vesting of a Restricted Stock Unit, the participant will recognize capital gain or loss equal to the sales proceeds less the value of such shares of Common Stock on the vesting date. Any capital gain or loss will be long-term if the participant holds the stock for more than one year from the vesting date and otherwise will be short-term.

        Other Stock-Based Awards.    The tax consequences associated with any Other Stock-Based Award granted under the 2010 Plan will vary depending on the specific terms of each such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award, and the participant's holding period and tax basis for the Award and the underlying Common Stock.

        Section 162(m) Limitations.    Section 162(m) of the Code generally disallows a public company's tax deduction in any tax year beginning on or after January 1, 1994 for compensation in excess of $1 million paid to certain "covered employees," which consist of the chief executive officer and the three other most highly compensated executive officers serving on the last day of the fiscal year. However, compensation that qualifies as "performance-based compensation" is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the company paying such compensation.

        Under Section 162(m), stock options granted with an exercise price of not less than fair market value on the grant date, and which therefore result in compensation only to the extent of subsequent increases in the market price of the common stock subject to such options, are deemed to be performance-based provided the plan under which such options are granted contains a limit on the total number of options which may be granted in any fiscal year to any single participant. Such stock options therefore need not be made subject to performance-based vesting criteria. The 2010 Plan therefore limits the number of Awards that the Committee may grant to any participant in any fiscal year to a maximum of 200,000.

        The Plan permits the Compensation Committee to grant Awards that will be paid only upon the achievement of certain performance-based criteria. However, the exception to the application of Section 162(m) is available only if the stockholders approve the general business criteria ("performance goals") to which such performance-based Awards are subject. In general, such performance goals must be re-approved by the stockholders every five years. Stockholder approval of general business criteria as performance goals (even without specific targeted levels of performance) will permit performance-based incentive awards to be fully tax deductible under Section 162(m), provided that the stockholders approve the performance goals at least every five years and the Compensation Committee sets objective performance criteria consistent with these performance goals for each Award.

        The 2010 Plan approves the general business criteria which the Committee may utilize in making Awards which are intended to comply with the performance-based exception under Section 162(m). Under the 2010 Plan, the Committee will have the ability to grant to employees (and in particular, those that the Compensation Committee believes may be "covered employees") Awards that will qualify as "performance-based compensation." Accordingly, any compensation deduction otherwise available to the Company in connection with Awards granted by the Committee under the Plan which are performance-based will not be subject to the deductibility limitation of Section 162(m). However, future changes in Section 162(m) or regulations promulgated thereunder might adversely effect the ability of the Company to ensure that Awards granted under the Plan will continue to qualify as "performance-based compensation" that would otherwise have been fully deductible by the Company under Section 162(m).

        Tax Consequences to the Company.    Except to the extent that the Company will be entitled to a deduction when a participant recognizes compensation income, it is anticipated that the creation and operation of the 2010 Plan will not have federal income tax consequences to the Company. As described above, any such deduction will be subject to the limitations of Section 162(m) of the Code. Section 409A of the Code may limit the characteristics or timing of payment of certain Awards, and may require the Company to report to IRS that certain income has been realized by participants, even in the absence of a current cash payment; the Plan is designed and intended to be administered so as fully to comply with Section 409A.

        Other Tax Consequences.    The foregoing is a general summary only of the principal federal income tax aspects of Awards granted under the 2010 Plan, and tax consequences may vary depending on the particular circumstances associated with any Award. In addition, the relevant provisions of the

Code and the Regulations thereunder and administrative and judicial interpretations are subject to change. Furthermore, no information is given with respect to foreign, state or local taxes that may be applicable in the case of any Award in addition to, or in lieu of, U.S. federal income taxes.

Equity Compensation Plan Information

        The Company can not now predict the amount of the Awards which will be granted in the future under the 2010 Plan or would have been granted during 2009 if such Plan had then been in effect. All awards which have been granted in the past under the 2000 Plan have been in the form of (i) non-qualified stock options, each having an exercise price equal to at least 100% of the closing price of the Company's Common Stock on The NASDAQ Global Market (or other stock exchange upon which the Company's Common Stock was at that time primarily listed) on the date each such award was made, (ii) restricted stock with time and/or performance vesting requirements, and (iii) non-restricted stock. The following table shows all of the stock options, restricted stock and non-restricted stock awards which were granted under the 2000 Plan through March 15, 2010 and which had not expired (or failed to vest) as of that date, to each of the Named Executive Officers listed in the "Summary Compensation Table" earlier in this proxy statement and to the other groups specified in the table. See "Compensation Discussion and Analysis" and the related tables in this proxy statement for a further description of those stock options and restricted stock awards which had been granted to the Named Executive Officers (other than the CEO). Of the total of 1,941,958 shares subject to stock options, restricted stock and non-restricted stock awards which were granted under the 2000 Plan through such date, a total of 450,517 shares were subject to stock options which terminated prior to exercise or restricted stock awards which either failed to vest or were forfeited in accordance with the respective terms of those awards. The shares originally subject to those terminated options or restricted stock awards which either failed to vest or were forfeited therefore became available for purposes of additional grants under the Plan.

Name and Principal Position	No. of Options	No. of Restricted Shares	No. of Non-Restricted Shares
Alan S. McKim Chairman of the Board and Chef Executive Officer	—	—	—
James M. Rutledge Executive Vice President and Chief Financial Officer	—	37,869	—
Eric W. Gerstenberg Executive Vice President – Environmental Services *	75,000	7,878	—
David M. Parry Executive Vice President – Energy and Industrial Services*	71,500	7,878	—
Brian P. Weber Executive Vice President – Corporate Planning and Development *	40,000	7,178	—
All other current executive officers as a group (11 persons)	153,800	51,420	200
All current non-employee directors as a group (9 persons)	199,244	9,900	7,200
All current and previous employees and directors, including all officers who are not executive officers, as a group (127 persons)	1,200,142	283,899	7,400

*
Clean Harbors Environmental Services, Inc.

        Of the stock options granted under the Company's 2000 Plan, there were outstanding on March 15, 2010 options for an aggregate of 162,724 shares. In addition, there were outstanding on that date under the Company's previous 1992 Equity Incentive Plan (the "1992 Plan") stock options for an aggregate of 16,300 shares. Of the total of 179,024 stock options which were outstanding on March 15, 2010 under both the 2000 Plan and the 1992 Plan, the weighted-average exercise price was $22.21 per share and stock options for an aggregate of 14,500 shares were held by the Named Executive Officers (other than the CEO), 39,000 shares were held by the Company's other current executive officers as a group, and 49,400 shares were held by the Company's current non-employee directors as a group. The 1992 Plan expired in 2002 and the 2000 Plan will expire on April 25, 2010, but stock options outstanding under such Plans will remain in effect until they are exercised or terminate in accordance with the respective terms of such stock options.

        In addition to the 2000 Plan and the 1992 Plan, the Company has an Employee Stock Purchase Plan (the "ESPP"), which is a qualified employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended, through which the Company's employees (including the Company's Named Executive Officers and other executive officers on the same terms as are applicable to other employees) are given the opportunity to purchase shares of common stock at 85% of the lower of the market price at the beginning and end of each quarter. On March 15, 2010, there were 429,177 shares reserved for future issuance under the ESPP.

        Approval of the 2010 Stock Incentive Plan as described above and in the copy of the Plan attached as Exhibit B to this proxy statement will require the affirmative vote of a majority of the shares of Common Stock cast on such proposal at the meeting. Unless otherwise specified therein, shares represented by the enclosed proxy will be voted at the meeting in favor of such approval. The Board of Directors recommends that shareholders vote "FOR" such approval.

 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(ITEM 4 ON PROXY FORM)

Selection of the Company's Independent Registered Public Accountant

        Under applicable law and the procedures adopted by the Company's Board of Directors, the Audit Committee of the Company's Board of Directors selects the Company's independent registered public accounting firm for each fiscal year. The Audit Committee has selected Deloitte & Touche LLP ("Deloitte") to serve as the Company's independent registered public accounting firm for the year ending December 31, 2010. Deloitte has previously served as the Company's independent registered public accounting firm commencing with the year ended December 31, 2006. Representatives of Deloitte are expected to be present at the Annual Meeting to respond to appropriate questions and have the opportunity to make a statement if they so desire.

        In deciding to engage Deloitte, the Audit Committee reviewed auditor independence issues and existing commercial relationships with Deloitte and concluded that Deloitte has no commercial relationship with the Company that would impair its independence.

        During the two most recent fiscal years of the Company ended December 31, 2009, the Company did not consult with Deloitte regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

        Although shareholder ratification of the Audit Committee's selection of the independent registered public accounting firm is not required by law or the procedures adopted by the Company's Board of Directors, the Committee's selection of Deloitte & Touch LLP as the Company's independent registered public accounting firm for 2010 is being submitted for ratification by the shareholders at the annual meeting because the Company's Board of Directors has determined that such ratification is a matter of good corporate governance practice. If this proposal is not approved at the annual meeting, the Audit Committee may reconsider its selection of Deloitte & Touche LLP.

Audit and Related Fees

        In addition to retaining Deloitte to audit the Company's consolidated financial statements for the two years ended December 31, 2009, the Company and its subsidiaries retained Deloitte to provide tax and certain other services for 2009 and 2008. The aggregate fees and expenses billed for 2009 and 2008 for these services were as described in the following table:

	For the Year
	2009	2008
Audit Fees	$2,681,225	$2,695,724
Audit-Related Fees	347,980	—
Tax Fees	367,517	480,161
All Other Fees	2,200	3,500

	$3,398,922	$3,179,385

        Audit Fees ($2,681,225 for 2009 and $2,695,724 for 2008) include fees and expenses for services rendered in connection with the audits of the Company's consolidated annual financial statements and internal controls over financial reporting, reviews of quarterly financial statements included in the Company's Form 10-Q reports, and services that are normally provided by independent auditors in connection with statutory and regulatory filings or engagements for those fiscal years.

        Audit-Related Fees ($347,980 for 2009 and $0 for 2008) include fees and expenses for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements and are not reported above under "Audit Fees". The services for the fees disclosed under this category included work performed related to the Company's acquisition of Eveready in July 2009 and the $300.0 million debt offering in August 2009.

        Tax Fees ($367,517 for 2009 and $480,161 for 2008) include fees and expenses for tax planning, U.S. and foreign tax compliance, applications for tax credits and accounting method changes and other general consultation and advice.

        All Other Fees ($2,200 for 2009 and $3,500 for 2008) include fees and expenses for services which do not fall within the categories described above.

        The Audit Committee of the Board of Directors follows procedures designed to ensure that all audit and permitted non-audit services provided by the Company's independent registered public accounting firm are pre-approved by the Audit Committee. All of the services described above for 2009 and 2008 were pre-approved by the Audit Committee. The Audit Committee has discussed these matters with the Company's independent registered public accounting firm. The Audit Committee also monitors the Company's compliance with restrictions put in place to continue to ensure that the services provided by the Company's independent registered public accounting firm are consistent with the maintenance of that firm's independence in the conduct of its auditing functions.

Audit Committee Report

        The Audit Committee of the Board of Directors (the "Committee") is now comprised of the four directors named below. The Company's Board of Directors has determined that each member of the Committee is an independent director (as independence is defined in the listing standards of the New York Stock Exchange applicable to membership on audit committees). In addition, the Company's Board of Directors has determined, based upon their education and experience, that each of Andrea Robertson and Thomas J. Shields is an "audit committee financial expert" as defined by Item 407(d)(5)(ii) of Regulation S-K under the Securities Exchange Act of 1934. The Audit Committee has adopted a written charter, which has been approved by the Board of Directors. A copy of that charter, as most recently revised by the Board of Directors on December 9, 2008, is available on the Company's website at www.cleanharbors.com. The Committee has reviewed and discussed the Company's audited financial statements with management, which has primary responsibility for the financial statements, and with the Company's independent registered public accounting firm. The Company's independent registered public accounting firm is responsible for expressing opinions on the conformity of the Company's audited financial statements with generally accepted accounting principles and on the Company's internal controls over financial reporting. The Committee has discussed with the Company's independent registered public accounting firm, which was Deloitte & Touche LLP ("Deloitte") for 2009 and 2008, the matters that are required to be discussed by applicable standards of the PCAOB, including Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended, and as adopted by the Public Company Accounting Oversight Board ("PCAOB"), as well as Rule 2-07 of Regulation S-X of the SEC – "Communication with Audit Committees." Deloitte have also provided to the Committee their letter required by PCAOB Ethics and Independence Rule 3526, "Communications with Audit Committees Concerning Independence," and the Committee discussed with Deloitte the firm's independence. The Committee also considered whether the provision by Deloitte of non-audit related services, which for 2009 and 2008 consisted primarily of tax services, is compatible with the independence standard.

        Based on the considerations referred to above, the Committee recommended to the Board of Directors that the financial statements audited by Deloitte for 2009 and 2008 be included in the Company's Annual Report on Form 10-K for 2009, and the Committee has appointed Deloitte as the

Company's independent registered public accounting firm for 2010. The foregoing report is provided by the following independent directors, who constitute the Audit Committee.

                                Thomas J. Shields, Chairman
                                Eugene Banucci
                                John F. Kaslow
                                Andrea Robertson

        Ratification of the Audit Committee's selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the current fiscal year will require the affirmative vote of a majority of the shares of Common Stock cast on such proposal at the meeting. Unless otherwise specified therein, shares represented by the enclosed proxy will be voted at the meeting in favor of such ratification. The Board recommends that shareholders vote "FOR" such ratification.

 PERFORMANCE GRAPH

        The following graph compares the five-year return from investing $100 in each of Clean Harbors, Inc. common stock, the NASDAQ Market Index, the NYSE Market Index, and an index of environmental services companies (custom peer group) compiled by CoreData. Clean Harbors, Inc. common stock commenced trading on the New York Stock Exchange on December 15, 2008, and therefore both the NASDAQ Market Index and the NYSE Market Index were used as comparable indices. The environmental services group used by CoreData includes all companies whose listed line-of-business is SIC Code 4953 (refuse systems), and assumes reinvestment of dividends on the ex-dividend date. An index compares relative performance since a particular starting date. In this instance, the starting date was December 31, 2004, when the Company's common stock closed at $15.09 per share.

COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
AMONG CLEAN HARBORS, INC.,
NASDAQ MARKET INDEX, NYSE MARKET INDEX, AND CUSTOM PEER GROUP

ASSUMES $100 INVESTED ON JAN. 1, 2005
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC. 31, 2009

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons (except for certain institutional investors) who beneficially own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Copies of those reports are to be furnished to the Company. Based solely on its review of copies of the reports received by it, or written representations from certain reporting persons, the Company believes that during 2009 such filing requirements were satisfied on a timely basis, except for the following. Each of the following executive officers was approximately one week late in filing a Form 4 due to a delay in the calculation and reporting of the number of shares of Common Stock respectively withheld by the Company for each of them as payment of taxes upon the vesting of restricted stock awards which had been made to them: John Beals, Jerry Correll, George Curtis, Deirdre Evens, Eric Gerstenberg, William O'Connor, David Parry, Phillip Retallick, James Rutledge, Michael Twohig and Brian Weber. In addition, directors John Preston and Lorne Waxlax were each late in filing one Form 4.

 SHAREHOLDER PROPOSALS

        Proposals which qualified shareholders intend to present at the 2011 Annual Meeting must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting no later than January 15, 2011.

        Shareholders of record who do not submit proposals for inclusion in the proxy statement but who intend to submit a proposal at the 2011 Annual Meeting, and shareholders of record who intend to submit nominations for directors at the meeting, must provide written notice. Such notice should be addressed to the Secretary and received at the Company's principal executive offices not later than January 15, 2011. The written notice must satisfy certain requirements specified in the Company's By-Laws. A copy of the By-Laws as now in effect is available over the Internet at the SEC's website at http://www.sec.gov as Exhibit C to the proxy statement for the Company's annual meeting of shareholders held on May 12, 2005, and may also be obtained without cost by writing to Clean Harbors, Inc., 42 Longwater Drive, Norwell, MA 02061, Attention: Executive Office.

OTHER INFORMATION

        Copies of the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including the financial statements and financial statement schedules, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 are available free of charge through the Company's website (www.cleanharbors.com) as soon as reasonably practicable after the Company electronically files the material with or furnishes it to the SEC. The Company's filings are also available on the website maintained by the SEC at www.sec.gov. The Company's Corporate Governance Guidelines, the charters of the committees of the Board, and Code of Conduct, which applies to all of the Company's directors, employees and officers, including the Chief Executive Officer and Chief Financial Officer, are also available on the Company's website. Printed copies of these materials are available free of charge (except for the costs of duplication and mailing in the case of exhibits to such documents) to stockholders who request them in writing from Clean Harbors, Inc., 42 Longwater Drive, Norwell, Massachusetts 02061, telephone (781) 792-5000, Ext. 4454. Information on the Company's website or connected to it is not incorporated by reference into this proxy statement.

INCORPORATION BY REFERENCE

        The Company's consolidated financial statements as of December 31, 2009 and 2008 and for the three years ended December 31, 2009, management's discussion and analysis of financial condition and results of operations, and other information which appear in the Company's Annual Report on Form 10-K for the year ended December 31, 2009 as filed with the Securities and Exchange Commission are incorporated by reference into this proxy statement. Copies of such Annual Report may be reviewed and obtained as described above under "Other Information."

 OTHER MATTERS

        Except for the matters set forth above, management knows of no other matter which is to be brought before the meeting, but if any other matter shall properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote such proxy in accordance with their judgment on such matter.

                      By Order of the Board of Directors,

                      C. Michael Malm, Secretary

April     , 2010

        THE BOARD OF DIRECTORS HOPES THAT SHAREHOLDERS WILL ATTEND THE ANNUAL MEETING. REGARDLESS OF WHETHER YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING, AND YOUR COOPERATION WILL BE APPRECIATED. SHAREHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

Exhibit A

        The Commonwealth of Massachusetts
William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Amendment
(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

(1) Extract name of corporation:	Clean Harbors, Inc.

(2) Registered office address:	CT Corporation System, 155 Federal Street, Boston, MA 02110

(number, street, city or town, state, zip code)

(3) These articles of amendment affect article(s):	III & IV

(specify the number(s) of article(s) being amended (I-VI))

(4) Date adopted:

(month, day, year)

(5) Approved by:
(check appropriate box)
☐ the incorporators.
☐ the board of directors without shareholder approval and shareholder approval was not required.
☒ the board of directors and the shareholders in the manner required by law and the articles of organization.

(6) State the article number and the text of the amendment. Unless contained in the text of the amendment, state the provisions for implementing the exchange, reclassification or cancellation of issued shares.
Article III: The amendment to Article III is described on the following page.
Article IV: See Continuation Sheets 4A and 4B attached hereto.

To change the number of shares and the par value, * if any, of any type, or to designate a class or series, of stock, or change a designation of class or series of stock, which the corporation is authorized to issue, complete the following:

Total authorized prior to amendment:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
		Preferred	1,080,415	$0.01
		Common	40,000,000	$0.01

Total authorized after amendment:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
		Preferred	968,415	$0.01
		Common	100,000,000	$0.01

(7)
The amendment shall be effective at the time and on the date approved by the Division, unless a later effective date not more than 90 days from the date and time of filing is specified:

*
G.L. Chapter 156D eliminates the concept of par value, however a corporation may specify par value in Article III. See G.L. Chapter 156D, Section 6.21, and the comments relative thereto.

Continuation Sheet 4A

        SECTION 1.    General.

        The total number of shares of stock which the Corporation shall have the authority to issue is one hundred million (100,000,000) shares of common stock, par value $.01 per share, and nine hundred sixty-eight thousand four hundred fifteen (968,415) shares of preferred stock, par value $.01 per share.

        The shares authorized in this Article IV may be issued by the Corporation from time to time as approved by its Board of Directors without the approval of its stockholders.

        The designations, powers, preferences and relative, participating, optional or other special rights of, and the qualifications, limitations or restrictions upon, each class or series of stock shall be as set forth below in Sections 2 and 3 of this Article IV.

        SECTION 2.    Common Stock.

        Except as provided by law or in this Article IV (or in any certificate of establishment of any series of preferred stock), the holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote on all matters for each share held by such holder.

        Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of the dividends, the full amount of dividends and of sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class of series of stock entitled to participate therewith to dividends, out of any assets legally available for the payment of dividends; but only when and as declared by the Board of Directors.

        In the event of any liquidation, dissolution or winding up of the Corporation after there shall have been paid to or set aside for the holders of any class having preferences over the common stock in the event of liquidation, dissolution or winding up of the Company the full preferential amounts to which they are respectively entitled, the holders of the common stock, and of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets shall be entitled, after payment or provision for payment of all debts and liabilities of the Corporation to receive the remaining assets of the Corporation available for distribution, in cash or in kind, in proportion to their holding.

        SECTION 3.    Preferred Stock.

        The Board of Directors of the Corporation is authorized within the limitations and restrictions stated in this Article IV by vote or votes from time to time adopted, to provide for the issuance of preferred stock in one or more series and to fix and state the voting powers, designations, preferences and relative, participating, optional or other special rights of the shares of each series and the qualifications, limitations and restrictions thereof, including, without limitation, the distinctive serial designation and the number of shares constituting such series and to increase or decrease the number of shares constituting any such series; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding provided that, in case the number of shares of any series shall be so decreased, the shares then constituting such decreases shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series and including further, without limitation, determination of one or more of the following:

        (a)   The dividend rates or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating, preferences or other special rights, if any, with respect to dividends;

Continuation Sheet 4B

        (b)   The voting powers, if any, of shares of such series;

        (c)   Whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

        (d)   The amount or amounts payable upon the shares of such series and any preferences applicable thereto in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

        (e)   Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price at which such shares may be redeemed or purchased through the application of such fund;

        (f)    Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and, if so, convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

        (g)   The price or other consideration for which the shares of such series shall be issued;

        (h)   Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of preferred stock and whether such shares may be reissued as shares of the same or any other series of stock; and

        (i)    Such other powers, preferences, special rights, qualifications, limitations and restrictions thereof as the Board of Directors of the Corporation may deem advisable.

Signed by:
(signature of authurized individual)
☐ Chairman of the board of directors,
☐ President,
☑ Other officer,
☐ Court-appointed fiduciary,
on this day of , .

COMMONWEALTH OF MASSACHUSETTS

William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Amendment
(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

I hereby certify that upon examination of these articles of amendment, it appears that the provisions of the General Laws relative thereto have been complied with, and the filing fee in the amount of $              having been paid, said articles are deemed to have been filed with me this
             day of                                         , 20         , at           a.m./p.m.
                                                                                      time

Effective date:
                                                               (must be within 90 days of date submitted)

WILLIAM FRANCIS GALVIN
Secretary of the commonwealth

Filing fee: Minimum filing fee $100 per article amended, stock increases $100 per 100,000 shares, plus $100 for each additional 100,000 shares or any fraction thereof.

TO BE FILLED IN BY CORPORATION
Contact Information:

Christopher J. Griffin

Davis, Malm & D'Agostine, P.C.

One Boston Place, Boston, MA 02108

Telephone: 617-589-3814

Email: cgriffin@davismalm.com

Upon filing, a copy of this filing will be available at www.sec.state.ma.us/cor. If the document is rejected, a copy of the rejection sheet and rejected document will be available in the rejected queue.

Examiner

Name approval

C

M

 Exhibit B

CLEAN HARBORS, INC.
2010 STOCK INCENTIVE PLAN

1.     Purpose

        The purpose of this 2010 Stock Incentive Plan (the "Plan") of Clean Harbors, Inc., a Massachusetts corporation (the "Company"), is to advance the interests of the Company's shareholders by enhancing the Company's ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to align their interests with those of the Company's shareholders. Except where the context otherwise requires, the term "Company" shall include any of the Company's present or future "parent" and "subsidiary" corporations, as those terms are defined, respectively, in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code"), and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Company's Board of Directors (the "Board").

2.     Eligibility

        Subject to the provisions of the Plan, all of the Company's employees, directors, officers, consultants and advisors are eligible to receive stock options, stock appreciation rights, restricted stock, restricted stock units, and other stock-based awards (each, an "Award") under the Plan. Each person who receives an Award under the Plan is deemed a "Participant."

3.     Administration and Delegation

        (a)    Administration.    Except to the extent that the provisions of the Plan specifically reserve authority to the Board (including, without limitation, as described in Section 3(b) with respect to Awards made by the Board to any director of the Company who is not an employee of the Company (a "Non-Employee Director") or the Committee shall delegate to one or more of the Company's officers power to grant certain Awards as described in Section 3(c), the Plan will be administered by the Compensation Committee (the "Committee"). The Committee may be a committee or subcommittee of the Board. The Committee shall consist solely of two or more Non-Employee Directors all of whom are "outside directors" as that term is defined in the Code at Treas. Reg. §1.162-27(c)(3), and all of whom are "independent" as that term is defined under the rules of the New York Stock Exchange or such other stock exchange upon which the Common Stock may then be primarily listed for trading (the "Applicable Exchange"). The Committee shall, subject to the provisions of the Plan, have authority to grant Awards, to set the conditions for vesting and payment of such Awards and to determine whether such conditions at any time have been fulfilled, and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as the Committee shall deem advisable. The Committee may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Committee shall be made in the Committee's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or officer acting pursuant to the authority of the Board or the Committee shall be liable for any action or determination relating to or under the Plan made in good faith.

        (b)   Subject to the provisions of the Plan, the Board shall have authority to grant Awards (other than Incentive Stock Options as defined in Section 5(b) and Performance Awards as defined in Section 10(i)) to Non-Employee Directors of the Company. In connection with any such Awards, the provisions of the Plan with respect to the authority of the Committee in connection with the granting and administration of Awards shall be applicable to the Board.

        (c)    Delegation to Officers.    To the extent permitted by applicable law, the Committee may delegate the power to grant Awards (subject to the provisions of the Plan) to any one or more officers of the Company or any of its present or future subsidiaries and to exercise such other powers under the Plan as the Committee may determine, provided that the Committee shall fix the maximum number of shares which may be subject to Awards to any Participant and the aggregate number of shares subject to all Awards that any such officer or officers may grant; provided further, however, that no officer shall be authorized to grant Awards to any "executive officer" of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), any "officer" of the Company (as defined by Rule 16a-1 under the Exchange Act), or any "covered employee" (as defined in Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder ("Section 162(m)")).

4.     Stock Available for Awards

        (a)   Number of Shares; Share Counting.

          (1)    Authorized Number of Shares.    Subject to adjustment under Section 9, Awards may be made under the Plan for up to 3,000,000 shares of the Company's common stock, $0.01 par value per share ("Common Stock"). Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

          (2)    Share Counting.    For purposes of counting the number of shares of Common Stock available for the grant of Awards under the Plan and under the sub-limits contained in Section 4(b), (i) all shares of Common Stock covered both by an Option and a Tandem SAR (as defined in Section 6(b)(1)) shall be treated as subject to only one Award, (ii) all shares of Common Stock covered by an Independent SAR (as defined in Section 6(b)(2)) shall be counted against the number of shares available for the grant of Awards; provided, however, that Independent SARs that may be settled only in cash shall not be so counted; (iii) if any Award (A) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (B) results in any shares not being issued (including as a result of an Independent SAR that was settleable either in cash or in shares actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, in the case of Incentive Stock Options (as defined in Section 5(b)), the foregoing shall be subject to any limitations under the Code; and provided further, in the case of Independent SARs, that the full number of shares subject to any stock-settled SAR shall be counted against the shares available under the Plan and against the sub-limits listed in clause (ii) above regardless of the number of shares actually used to settle such SAR upon exercise; (iv) shares of Common Stock tendered to the Company by a Participant to (A) purchase shares of Common Stock upon the exercise of an Award or (B) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; and (v) shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.

        (b)    Sub-limits.    Subject to adjustment under Section 9, the following sub-limits on the number of shares subject to Awards shall apply:

          (1)    Section 162(m) Per-Participant Limit.    The maximum number of shares of Common Stock with respect to which Awards may be granted to any one Participant under the Plan shall be 200,000 per calendar year. For purposes of the foregoing limit, the combination of an Option with a Tandem SAR (as defined in Section 6(b)(1)) shall be treated as a single Award. The per-Participant limit described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m).

          (2)    Limit on Other Stock-Based Awards.    The maximum number of shares with respect to which all Other Stock-Based Awards (as defined in Section 8) may be granted under the Plan to all Participants in the aggregate shall be 300,000.

        (c)    Substitute Awards.    In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards ("Substitute Awards") in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1) or any sub-limits contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.

5.     Stock Options

        (a)    General.    Subject to the limitations set forth in this Section 5, the Committee may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as defined in clause (b) below) shall be deemed a "Nonstatutory Stock Option".

        (b)    Incentive Stock Options.    Options (each an "Incentive Stock Option") that the Committee intends to be "incentive stock options" as defined in Section 422 of the Code, or any successor provisions thereto, and the regulations thereunder ("Section 422"), may only be granted to employees of the Company, any of the Company's present or future parent or subsidiary corporations as defined in Section 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive incentive stock options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option does not satisfy all of the requirements in the Code for an "incentive stock option" or for any action taken by the Committee, including without limitation the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.

        (c)    Exercise Price.    The Committee shall establish the exercise price of each Option and specify such exercise price in the applicable option agreement. The exercise price shall be not less than 100% of the fair market value of the Common Stock as determined by (or in a manner approved by) the Committee ("Fair Market Value") on the date the Option is granted, provided that if the Committee approves the grant of an Option with an exercise price to be determined on a specified future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date.

        (d)    Duration of Options.    Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable option agreement; provided, however, that no Option may be granted for a term in excess of 10 years.

        (e)    Exercise of Option.    Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Committee together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

        (f)    Payment Upon Exercise.    Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

          (1)   in cash or by check, payable to the order of the Company;

          (2)   except as the Committee may otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

          (3)   during any period when the Common Stock is registered under the Exchange Act, by delivery of shares of Common Stock owned by the Participant valued at their then Fair Market Value, provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant at least six months prior to such delivery, and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

          (4)   to the extent permitted by applicable law and by the Committee and provided for in the option agreement, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Committee, or (ii) payment of such other lawful consideration as the Committee may determine; or

          (5)   by any combination of the above permitted forms of payment.

        (g)    Limitation on Repricing.    Unless such action is approved by the Company's shareholders: (1) no outstanding Option granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option (other than adjustments pursuant to Section 9), and (2) the Committee may not cancel any outstanding Option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled Option.

6.     Stock Appreciation Rights

        (a)    General.    A stock appreciation right ("SAR") is an Award entitling the holder, upon exercise, to receive an amount in cash or Common Stock or a combination thereof (such form to be determined by the Committee) determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. SARs may be based solely on appreciation in the fair market value of Common Stock or on a comparison of such appreciation with some other measure of market growth such as (but not limited to) appreciation in a recognized market index. The date as of which such appreciation or other measure is determined shall be the exercise date unless another date is specified by the Committee in the SAR Award.

        (b)    Grants.    SARs may be granted in tandem with, or independently of, Options granted under the Plan.

          (1)    Tandem SARs.    When a SAR is expressly granted in tandem with an Option (a "Tandem SAR"), (i) the SAR will be exercisable only at such time or times, and only to the extent, that the related Option is exercisable (except to the extent designated by the Committee in connection with a Reorganization Event (as defined in Section 9(b)(1)) and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the SAR will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Committee in connection with a Reorganization Event, and except that a SAR granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the SAR; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related SAR; and (iv) the SAR will be transferable only together with the related Option.

          (2)    Independent SARs.    A SAR not expressly granted in tandem with an Option (an "Independent SAR") will become exercisable at such time or times, and on such conditions, as the Committee may specify in the SAR Award.

        (c)    Exercise Price.    The Committee shall establish the exercise price of each SAR and specify it in the applicable SAR agreement. The exercise price shall not be less than 100% of the Fair Market Value of the underlying Common Stock on the date the SAR is granted; provided that if the Committee approves the grant of a SAR with an exercise price to be determined on a specified future date, the exercise price shall be not less than 100% of the Fair Market Value of the underlying Common Stock on such future date.

        (d)    Duration of SARs.    Each SAR shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.

        (e)    Exercise of SARs.    SARs may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Committee together with any other documents required by the Committee.

        (f)    Limitation on Repricing.    Unless such action is approved by the Company's shareholders: (1) no outstanding SAR granted under the Plan may be amended to provide a exercise price per share that is lower than the then-current exercise price per share of such outstanding SAR (other than adjustments pursuant to Section 9); and (2) the Committee may not cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having a exercise price per share lower than the then-current exercise price per share of the cancelled SAR.

7.     Restricted Stock; Restricted Stock Units

        (a)    General.    The Committee may grant Awards entitling recipients to acquire shares of Common Stock ("Restricted Stock") subject to a right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Committee in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Committee for such Award. Instead of granting Awards for Restricted Stock, the Committee may also grant Awards entitling the recipients to receive shares of Common Stock or cash to be delivered at the time such Awards vest ("Restricted Stock Units"). Any Award of either Restricted Stock or Restricted Stock Units is referred to herein as a "Restricted Stock Award."

        (b)    Terms and Conditions.    The Committee shall determine the terms and conditions of a Restricted Stock Award, including the conditions for repurchase by the Company (or forfeiture to the Company) and the issue price, if any.

        (c)    Additional Provisions Relating to Restricted Stock.

          (1)    Dividends.    Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such shares, unless otherwise provided by the Committee. Unless otherwise provided by the Committee, if any dividends or distributions are paid in shares, or consist of a dividend or distribution to holders of Common Stock other than an ordinary cash dividend, the shares, cash or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Each dividend payment will be made no later than the end of the calendar year in which the dividends are paid to shareholders of that class of stock or, if later, the 15th day of the third month following the date the dividends are paid to shareholders of that class of stock.

          (2)    Stock Certificates.    Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction period, the Company (or such designee) shall deliver the certificates (if any) representing the shares of Common Stock (if any) which are no longer subject to such restrictions to the Participant or, if the Participant has died, to the beneficiary designated, in a manner determined by the Committee, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, the "Designated Beneficiary" shall mean the Participant's estate.

        (d)    Additional Provisions Relating to Restricted Stock Units.

          (1)    Settlement.    Upon the vesting of each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock, as provided in the applicable Award agreement, for each vested and unrestricted Restricted Stock Unit.

          (2)    Voting Rights.    A Participant shall have no voting rights with respect to any Restricted Stock Units.

          (3)    Dividend Rights.    A Participant shall have no right to dividends with respect to any Restricted Stock Units.

8.     Other Stock-Based Awards

        Subject to the other provisions of the Plan (including, without limitation, the limitation under Section 4(b)(ii) to 300,000 maximum shares of Common Stock which may potentially be involved in Other Stock-Based Awards), the Committee may grant to Participants "Other Stock-Based Awards" consisting of non-restricted shares of Common Stock or other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock but which are not Options, SARs, Restricted Stock or Restricted Stock Units. Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Committee shall determine. Subject to the provisions of the Plan, the Committee shall determine the conditions of each Other Stock-Based Award, including any purchase price applicable thereto.

9.     Adjustments for Changes in Common Stock and Certain Other Events

        (a)    Changes in Capitalization.    In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the sub-limits and share counting rules set forth in Section 4(a) and Section 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share- and per-share-related provisions and the exercise price of each SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award, and (vi) the share- and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Committee. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

        (b)    Reorganization Events.

          (1)    Definition.    A "Reorganization Event" shall mean: (i) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (ii) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction, or (iii) any liquidation or dissolution of the Company.

          (2)    Consequences of a Reorganization Event on Awards Other than Restricted Stock Awards.    In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock Awards on such terms as the Board determines: (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that the Participant's unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the "Acquisition Price"), make or provide for a cash payment to a Participant equal to the excess, if any, of (A) the Acquisition Price times the number of shares of Common Stock subject to the Participant's Awards over (B) the aggregate exercise price of all such outstanding Awards to Participants and any applicable tax withholdings, in exchange for the termination of such Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof and any applicable tax withholdings), and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 9(b)(2), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

          For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Board may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

          (3)    Consequences of a Reorganization Event on Restricted Stock Awards.    Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company's successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then outstanding shall automatically be deemed terminated or satisfied.

10.  General Provisions Applicable to Awards

        (a)    Transferability of Awards.    Until such time as they become fully vested, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act of 1933, as amended; provided, further, that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. The foregoing restrictions on the transferability of Awards shall not be deemed to apply to any shares of Common Stock received as Awards, or upon exercise or other settlement of Awards, following such date as all vesting and other requirements applicable to such Awards have been satisfied or otherwise terminated in accordance with the provisions of the Plan and the applicable Award agreement or other documentation evidencing such Awards.

        (b)    Documentation.    Each Award shall be evidenced in such form (written, electronic or otherwise) as the Committee shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

        (c)    Committee Discretion.    Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Committee need not treat Participants uniformly.

        (d)    Termination of Status.    The Committee shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant's legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

        (e)    Withholding.    The Participant must satisfy all applicable federal, state, local and any other applicable income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the

Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise or vesting of an Award or, if the Company so requires, at the same time as payment of the exercise price is due unless the Company determines otherwise. If provided for in an Award or approved by the Committee in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their then Fair Market Value; provided, however, except as otherwise provided by the Committee, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company's minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

        (f)    Amendment of Award.    The Committee may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless (i) the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant's rights under the Plan or (ii) the change is permitted under Section 9.

        (g)    Conditions on Delivery of Stock.    The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

        (h)    Acceleration.    Subject to Section 409A of the Code, or any successor provision thereto, and the regulations thereunder ("Section 409A"), the Committee may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

        (i)    Performance Awards.

          (1)    Grants.    Restricted Stock Awards and Other Stock-Based Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 10(i) ("Performance Awards"), subject to the limit in Section 4(b) on the maximum number of shares covered by such Awards.

          (2)    Committee.    Grants of Performance Awards ("Performance-Based Compensation") to any Covered Employee (as defined below) intended to qualify as "performance-based compensation" under Section 162(m) shall be made only by the Committee. "Covered Employee" shall mean any person who is, or whom the Committee, in its discretion, determines may be, a "covered employee" under Section 162(m)(3) of the Code.

          (3)    Performance Measures.    For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the payment of such Compensation shall be subject to the achievement of one or more objective performance measures preestablished by the Committee, which shall be objective and shall meet the requirements of Section 162(m), including the requirement that the levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." One or more of the following business criteria for the Company, on a consolidated basis, and/or for any present or future parent or subsidiary of the Company, or for business or geographical units of the Company and/or any present or future parent or subsidiary of the Company (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Performance Awards: (i) earnings per share; (ii) revenues or margins; (iii) cash flow; (iv) operating margin; (v) return on the net assets, investment, capital, or equity; (vi) economic value added; (vii) direct contribution; (viii) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (ix) working capital; (x) management of fixed costs or variable costs; (xi) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (xii) total shareholder return; and (xiii) debt reduction. Any of the above goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor's 500 Stock Index or a group of companies that are comparable to the Company. The Committee may exclude the impact of an event or occurrence which the Committee determined should appropriately be excluded, including without limitation (A) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (B) events either not directly related to the operations of the Company or not within the reasonable control of the Company's management, or (C) changes in accounting standards required by generally accepted accounting principles.

          (4)    Performance Periods.    Achievement of performance goals in respect of a Performance Award shall be measured over a period no shorter than 12 months and no longer than five years, as specified by the Committee (the "Performance Period"). Performance goals shall be established not later than 90 days after the beginning of any period applicable to such Performance Awards, or at such other date as may be required or permitted for "performance-based compensation" under Section 162(m).

          (5)    Adjustments.    The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with Performance Awards subject to this Section 10(i), but may not exercise discretion to increase any such amount payable to a Participant in respect of a Performance Award subject to this Section 10(i). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a Performance Period or settlement of such Awards.

          (6)    Certification Requirement.    No Performance-Based Compensation shall vest or be paid under the Plan unless the Committee has certified, by resolution or other appropriate action in writing, that the performance criteria and any other material terms previously established by the Committee or set forth in the Plan, have been satisfied to the extent necessary to qualify as "performance-based compensation" under Section 162(m).

          (7)    Other.    The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation.

11.  Miscellaneous

        (a)    No Right To Employment or Other Status.    No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

        (b)    No Rights As Stockholder.    Except in the case of Restricted Stock, and subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

        (c)    Effective Date and Term of Plan.    The Plan shall become effective on the date the Plan is approved by the Company's shareholders (the "Effective Date"). No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

        (d)    Amendment of Plan.    The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company's shareholders if required by Section 162(m) (including the vote required under Section 162(m)); (ii) no amendment that would require shareholder approval under the rules of the Applicable Exchange may be made effective unless and until such amendment shall have been approved by the Company's shareholders; and (iii) if Applicable Exchange amends its corporate governance rules so that such rules no longer require shareholder approval of "material amendments" to equity compensation plans, then, from and after the effective date of such amendment to Applicable Exchange rules, no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 4(c) or Section 9), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of Participants eligible to participate in the Plan, shall be effective unless shareholder approval is obtained. In addition, if at any time the approval of the Company's shareholders is required as to any other modification or amendment under Section 422 with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 11(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan.

        (e)    Provisions for Foreign Participants.    The Committee may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

        (f)    Compliance with Code Section 409A.    No Award shall provide for deferral of compensation that does not comply with Section 409A unless the Committee, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A is not so exempt or compliant or for any action taken by the Board.

        (g)    Governing Law.    The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without regard to any applicable conflicts of law principles.

CLEAN HARBORS, INC.

This Proxy Is Solicited on Behalf of the Board of Directors

        The undersigned hereby appoints Alan S. McKim, James M. Rutledge and C. Michael Malm, and each of them acting solely, with full power of substitution, as the true and lawful attorney-in-fact and proxy for the undersigned to vote all shares of Common Stock of Clean Harbors, Inc. (the "Company") which the undersigned is entitled to vote at the annual meeting of shareholders to be held at 10:00 a.m., local time, on Monday, May 10, 2010, at the Company's headquarters at 42 Longwater Drive, Norwell, Massachusetts, or any adjournment thereof, hereby revoking any proxies heretofore given. Each such proxy is hereby directed to vote upon the matters set forth on the reverse side hereof and, in his own discretion, upon such other matters as may properly come before the meeting.

        (Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

CLEAN HARBORS, INC.

MAY 10, 2010

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Annual Meeting, Proxy Statement, Proxy Card, 2009 Annual Report to Shareholders and 2009 Annual Report on Form 10-K, are available on our website at –
 www.cleanharbors.com/annualmeeting.

PLEASE SIGN, DATE AND MAIL YOUR PROXY CARD IN THE
ENVELOPE PROVIDED AS SOON AS POSSIBLE.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.
To elect the nominees listed below as Class III directors of the Company for a three-year term, until the 2013 annual meeting of shareholders and until their respective successors shall be duly elected:

  NOMINEES:

☐	FOR ALL NOMINEES
☐	WITHHOLD AUTHORITY
FOR ALL NOMINEES
☐	FOR ALL NOMINEES EXCEPT	☐	John P. DeVillars
		☐	Daniel J. McCarthy
		☐	Andrea Robertson
(See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL NOMINEES EXCEPT" and fill in the box next to each nominee you wish to withhold, as shown here: ☒

2.	To amend the Company's Articles of Organization primarily to increase the number of authorized shares of common stock, $.01 par value, from 40,000,000 to 100,000,000.	☐	FOR	☐	AGAINST	☐	ABSTAIN
3.	To approve the Company's 2010 Stock Incentive Plan.	☐	FOR	☐	AGAINST	☐	ABSTAIN
4.	To ratify the selection by the Audit Committee of the Company's Board of Directors of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the current fiscal year.	☐	FOR	☐	AGAINST	☐	ABSTAIN

        This proxy, when properly executed, will be voted in the manner directed above. If no direction is made, this proxy will be voted for the election of all nominees and for approval of the amendment of the Company's Articles of Organization, the 2010 Stock Incentive Plan, and ratification of the Audit Committee's selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the current fiscal year.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

        Note:    Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

QuickLinks

PROXY STATEMENT
PROXY SOLICITATION
INFORMATION AS TO VOTING SECURITIES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
ELECTION OF DIRECTORS (ITEM 1 ON PROXY FORM)
CORPORATE GOVERNANCE
DIRECTOR COMPENSATION
RELATED PARTY TRANSACTIONS
EXECUTIVE OFFICERS
COMPENSATION DISCUSSION AND ANALYSIS
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
AMENDMENT OF ARTICLES OF ORGANIZATION (Item 2 on Proxy Form)
APPROVAL OF 2010 STOCK INCENTIVE PLAN (ITEM 3 ON PROXY FORM)
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (ITEM 4 ON PROXY FORM)
PERFORMANCE GRAPH
COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN AMONG CLEAN HARBORS, INC., NASDAQ MARKET INDEX, NYSE MARKET INDEX, AND CUSTOM PEER GROUP
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER PROPOSALS
OTHER INFORMATION
INCORPORATION BY REFERENCE
OTHER MATTERS
William Francis Galvin Secretary of the Commonwealth One Ashburton Place, Boston, Massachusetts 02108-1512
  Exhibit B
CLEAN HARBORS, INC. 2010 STOCK INCENTIVE PLAN